LOAN AND SECURITY AGREEMENT
                              ~~~~~~~~~~~~~~~~~~

                                  GBFC, INC.
                               FLEET NATIONAL BANK
                                    Agents

                                  GBFC, Inc.
                             Fleet National Bank
                                  The Lenders

                             ~~~~~~~~~~~~~~~~~~

                                 JBI, INC.
                             Lead Borrower for

                                 JBI, INC.
                             MORSE SHOE, INC.
                         JBI HOLDING COMPANY, INC.
                               The Borrowers
                               ............










219156.7

                                 / 2 /
/ May 30, 1997 /

                                                  TABLE OF CONTENTS


ARTICLE 1 - THE REVOLVING CREDIT
         1-1.     Establishment of Revolving Credit...............................................................8
         1-2.     Advances in Excess of Maximum Loan Exposure....................................................10
         1-3.     Risks of Value of Inventory....................................................................10
         1-4.     Reserves. Changes to Reserves..................................................................10
         1-5.     Requests for Revolving Credit Loans............................................................11
         1-6.     Interest Rates.................................................................................11
         1-7.     Requests for L/C's.............................................................................12
         1-8.     General Procedures Under Revolving Credit......................................................13
         1-9.     The Loan Account...............................................................................14
         1-10.    Revolving Credit Notes.........................................................................15
         1-11.    Payment and Prepayment of Loan Account.........................................................16
         1-12.    Changed Circumstances..........................................................................16
         1-13.    Increased Costs................................................................................17
         1-14.    Certain Fees...................................................................................18
         1-15.    Fees For L/C's.................................................................................19
         1-16.    Concerning L/C's...............................................................................20
         1-17.    Agents' Discretion.............................................................................22
         1-18     Lenders' Commitments...........................................................................23
         1-19.    Designation of Lead Borrower as Borrowers'  Agent..............................................25


ARTICLE 2 - GRANT OF SECURITY INTEREST
         2-1.     Grant of Security Interest.....................................................................25
         2-2.     Extent and Duration of Security Interest.......................................................26


ARTICLE 3 - DEFINITIONS.


ARTICLE 4 - CONDITIONS PRECEDENT.
         4-1.     Corporate Due Diligence........................................................................48
         4-2.     Opinion........................................................................................48
         4-3.     Guaranties.....................................................................................49
         4-4.     Additional Documents...........................................................................49
         4-6.     Representations and Warranties.................................................................49
         4-7      Certain Conditions Satisfied...................................................................49
         4-8.     Minimum Excess Availability....................................................................50
         4-9.     No Event of Default............................................................................50
         4-10.    No Adverse Change..............................................................................50


ARTICLE 5 - GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS
         5-1.     Payment and Performance of Liabilities.........................................................51
         5-2.     Due Organization - Corporate Authorization - No Conflicts......................................51
         5-3.     Trade Names....................................................................................52
         5-4.     Locations......................................................................................52
         5-6.     Indebtedness...................................................................................53
         5-7.     Insurance Policies.............................................................................54
         5-10.    Maintain Properties............................................................................55
         5-11.    Pay Taxes......................................................................................56
         5-12.    No Margin Stock................................................................................56
         5-13.    ERISA..........................................................................................57
         5-14.    Hazardous Materials............................................................................57
         5-15.    Litigation.....................................................................................57
         5-16.    Dividends or Investments.......................................................................57
         5-17.    Loans..........................................................................................58
         5-18.    Protection of Assets...........................................................................58
         5-19.    Line of Business...............................................................................59
         5-20.    Affiliate Transactions.........................................................................59
         5-21.    Additional Assurances..........................................................................59
         5-22.    Adequacy of Disclosure.........................................................................60
         5-23.    Other Covenants................................................................................60


ARTICLE 6 - USE AND COLLECTION OF COLLATERAL.
         6-1.     Use of Collateral. ............................................................................61
         6-2.     Inventory Quality..............................................................................61
         6-3.     Adjustments and Allowances.....................................................................61
         6-4.     Validity of Accounts...........................................................................61
         6-5.     Notification to Account Debtors................................................................61


ARTICLE 7 - CASH MANAGEMENT.
         7-1.     The Concentration and the Funding Accounts.....................................................62
         7-2.     Proceeds and Collection of Accounts............................................................62
         7-3.     Interim Cash Management Procedures.............................................................62
         7-4.     Payment of Liabilities.........................................................................62


ARTICLE 8 - ADMINISTRATIVE AGENT AS BORROWERS' ATTORNEY-IN-FACT.
         8-1.     Appointment as Attorney-In-Fact................................................................63
         8-2.     No Obligation to Act...........................................................................64


ARTICLE 9 - FINANCIAL AND OTHER REPORTING REQUIREMENTS/FINANCIAL COVENANTS
         9-1.     Maintain Records...............................................................................65
         9-2.     Access to Records..............................................................................65
         9-3.     Immediate Notice to Administrative Agent.......................................................66
         9-4.     Weekly Reports.................................................................................67
         9-6.     Quarterly Reports..............................................................................68
         9-7.     Annual Reports.................................................................................68
         9-8.     Officers' Certificates.........................................................................69
         9-9.     Inventories, Appraisals, and Audits............................................................69
         9-10.    Additional Financial Information...............................................................70
         9-11.    Financial Performance Covenants................................................................70


ARTICLE 10 - EVENTS OF DEFAULT
         10-2.    Failure to Perform Liabilities.................................................................71
         10-3.    Misrepresentation..............................................................................72
         10-4.    Acceleration of Other Debt. Termination of Host Store Agreements...............................72
         10-5.    Related Party Defaults.........................................................................72
         10-6.    Casualty Loss. Non-Ordinary Course Sales.......................................................73
         10-7.    Judgment.  Restraint of Business...............................................................73
         10-8.    Business Failure...............................................................................73
         10-9.    Bankruptcy.....................................................................................73
         10-10.    Indictment - Forfeiture.......................................................................74
         10-11.   Default by Guarantor or Related Entity.........................................................74
         10-12.   Challenge to Loan Documents....................................................................74
         10-13.   Change in Control..............................................................................74


ARTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT
         11-1.    Rights of Enforcement..........................................................................75
         11-2.    Sale of Collateral.............................................................................75
         11-3.    Occupation of Business Location................................................................76
         11-4.    Grant of Nonexclusive License..................................................................76
         11-5.    Assembly of Collateral.........................................................................77
         11-6.    Rights and Remedies............................................................................77


ARTICLE 12 - NOTICES.
         12-1.    Notice Addresses...............................................................................78
         12-2.    Notice Given...................................................................................78


ARTICLE 13 - TERM
         13-1.    Termination of Revolving Credit................................................................79
         13-2.    Effect of Termination..........................................................................79
         14-1.    Protection of Collateral.......................................................................79
         14-2.    Successors and Assigns.........................................................................79
         14-3.    Severability...................................................................................80
         14-4.    Amendments.  Course of Dealing.................................................................80
         14-5.    Power of Attorney..............................................................................80
         14-6.    Application of Proceeds........................................................................80
         14-7.    Costs and Expenses of Agents and Lenders.......................................................80
         14-8.    Copies and Facsimiles..........................................................................81
         14-9.    Massachusetts Law..............................................................................81
         14-10    Consent to Jurisdiction........................................................................81
         14-11.   Indemnification................................................................................81
         14-12.   Rules of Construction..........................................................................82
         14-13.   Intent.........................................................................................82
         14-14.   Maximum Interest Rate..........................................................................82
         14-15.   Waivers........................................................................................82



                                                      EXHIBITS


         1-10              :        Revolving Credit Note
         4-3               :        Guarantors
         4-4(f)            :        Tax Sharing Agreement
         5-2               :        Related Entities
         5-3               :        Trade Names.
         5-4               :        Locations.
         5-5               :        Encumbrances on Collateral.
         5-6               :        Indebtedness.
         5-7               :        Insurance Policies.
         5-8               :        Host Store Agreements.
         5-15              :        Litigation
         5-21(c)  :        Overhead Expense Allocation Protocol
         5-22(a)  :        Changes in Financial Condition
         5-22(b)  :        Contingent Obligations Not in Footnotes
         6-4(c)            :        Surety Bonds
         7-1               :        DDA's.
         9-4               :        Borrowing Base Certificate
         9-11(a)  :        Financial Performance Covenants
         9-11(b)  :        Business Plan.

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





LOAN AND SECURITY AGREEMENT



                                                             ..........., 1997



         THIS AGREEMENT is made between

                  The "Agents", who are:

                  GBFC,   Inc.,  a  Delaware   corporation  with  its  principal
         executive  offices  at  40  Broad  Street,  Boston,  Massachusetts,  as
         Administrative Agent (so referred to herein) for the ratable benefit of the Lenders; and

                  Fleet National Bank, a national banking association with offices at One Federal Street, Boston, Massachusetts, as Co-Agent (so referred to herein) for the ratable benefit of the Lenders;

          and

                  The "Lenders", who are, at present:

                           GBFC, Inc., a Delaware corporation with offices at 40
                  Broad Street, Boston, Massachusetts 02109; and

 Fleet National Bank, a national banking association with offices at One Federal
                  Street,  Boston, Massachusetts,

                  and

                  JBI,  Inc.   (hereinafter,   in  such   capacity,   the  "Lead
         Borrower"),  a Massachusetts  corporation with its principal  executive offices at 555 Turnpike Street, Canton, Massachusetts,  02012, as agent for the "Borrowers", being the following:

                           JBI, Inc.;

                  Morse Shoe, Inc. (a Delaware corporation with its principal executive offices at 555 Turnpike Street, Canton, Massachusetts, 02012); and

                             JBI Holding Company, Inc. (a Delaware corporation
with its principal executive offices at 900 Market Street, Wilmington,DE,19801),

in consideration of the mutual covenants contained herein and benefits to be derived herefrom,


                                                       WITNESSETH:

ARTICLE 1 - THE REVOLVING CREDIT

         Establishment of Revolving Credit
                  (a) The Lenders hereby severally (and not jointly) establish a revolving line of credit (the "Revolving Credit") in the Borrowers' favor pursuant to which each Lender, subject to, and in accordance with, the within Agreement, acting through the Administrative Agent, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrowers as provided herein, in each instance equal to that Lender's Commitment Percentage of Availability, up to the maximum amount of that Lender's Commitment. The amount of the Revolving Credit shall be determined by the Administrative Agent's reference to Availability, calculated by the Administrative Agent based upon such information as may then have been provided to the Administrative Agent pursuant to the within Agreement or otherwise developed by the Administrative Agent. All of the Borrowers' Liabilities under this Agreement are payable as provided herein.
                 (b)) As used herein, the term "Availability" refers at any time to the lesser of (i) or (ii), below, where:

                           (i)      Is the result of:
                                    (A)     The Loan Ceiling.
                                    Minus
                                    (B)     The then unpaid principal balance of the Loan Account.
                                    Minus
                                    (C)     The then aggregate of such Availability Reserves as may have been established by the Administrative Agent as provided herein.
                                    Minus
                                    (D)     The then outstanding Stated Amount of all L/C's.

                           (ii)     Is the result of:
                                    (A)     Up the lesser of
                                            (I)      (1)      During the calendar  months of November and
                                                              December: Twelve Million Dollars ($12,000,000.00).
                                                     (2)      At all other times: Ten Million Dollars
                                                              ($10,000,000.00)
                                            or
                                            (II)     Eighty-Five  Percent  (85%)
                                                     of  the  face   amount   of
                                                     Acceptable Accounts.
                                            Plus
                                     (B)    Up to the following percentage of the Retail of Acceptable  Inventory:
                                            (I)      Through June 30, 1997: 30%.
                                            (II)     After June 30, 1997         : 25%.
                                    Plus
                                     (C)    Up to the lesser of
                                            (I)      Seven Million Five Hundred Thousand Dollars ($7,500,000.00).
                                            or
                                            (II)     the following percentage of the Cost of Acceptable
                                                     In-Transit Inventory:
                                                     (1)      Through June 30, 1997: 55%.
                                                     (2)      After June 30, 1997        : 50%.

                                    Minus
                                    (D)     The then unpaid principal balance of the Loan Account.
                                    Minus
                                    (E)     The then aggregate of such Availability Reserves as may have been established by the Lender as provided herein.
                                    Minus
                                    (F)     The then outstanding Stated Amount of all L/C's.

               (c) Availability shall be based upon Borrowing Certificates furnished as provided in Section 9-4, below.

                (d) The proceeds of borrowings under the Revolving Credit shall be used solely to retire a portion of the senior credit facility of J. Baker as in effect prior to the execution of the with Agreement and the establishment of the Casual Male Credit Facility and thereafter for: working capital purposes of the Borrower; Capital Expenditures; and general corporate purposes, all solely to the extent otherwise permitted by the within Agreement.

         . No Lender has any obligation to provide credit to the Borrowers such that the principal balance of ure the Loan Account exceeds Maximum Loan
Exposure. The making of loans, advances, and credits and the providing of financial accommodations by the Lenders such that Maximum Loan Exposure is exceeded is for the benefit of the Borrowers and does not affect the obligations of the Borrowers hereunder; such loans constitute Liabilities. The making of any such loans, advances, and credits and the providing of financial accommodations in excess of Availability on any one occasion shall not obligate any Agent or any Lender to make any such loans, credits, or advances or to provide any financial accommodation on any other occasion nor to permit such loans, credits, or advances to remain outstanding.

         Risks of Value of Inventory.nventorThe Administrative Agent's reference to a given asset in connection with the Lenders' making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by any Agent or any Lender relative to the actual value of the asset in question. All risks concerning the saleability of Inventory are and remain upon the Borrowers. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by any Agent or any Lender in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Revolving Credit.

       .-4.     (a)erves.The following are the initial Inventory Reserves:serves
                     (i)      Shrinkage: $1,000,000.00 at Retail.
(i)    Vendor reserves and customs duties, with respect to Acceptable In-Transit
       Inventory: 11% of the Cost of such Inventory.
(iii)  Freight variances reflected in the Borrowers' "dummy warehouse account":
       100%    of such variances.
                  (b) At the execution of the within Agreement, there are no Availability Reserves.
                  (c) The Administrative Agent will not establish any Reserve except with not less than Five (5) days prior notice to the Lead Borrower of the Administrative Agent's intention to do so.

         Requests for Revolving Credit Loans.
                  (a) Subject to the limitations included herein, the Borrower shall have the option to elect an interest rate and Interest
Period to be applicable to a Revolving Credit Loan by giving the Administrative Agent notice no later than the following:
                           (i) If such Loan is, or is to be converted to a Base Rate Loan: By 1:00PM on the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted.
                           (ii) If such Loan is, or is to be continued as a Eurodollar Loan: By 1:00PM Three (3) Business Days before the end of the then applicable Interest Period.
                           (iii) If such Loan is to be converted to a Eurodollar
         Loan: By 1:00PM Three (3) Business Days before the day on which such conversion is to take place.
                  (b) Provided that there is sufficient Availability to support the same, (but subject, however, to Subsection 1-8(d), below (which deals with the effect of a Suspension Event)), a loan or advance under the Revolving Credit so requested by the Lead Borrower shall be made by the transfer of the proceeds of such loan or advance to the Funding Account or as otherwise instructed by the Lead Borrower.

         .-6.     Interest Rates1
                  (a) Each Revolving Credit Loan shall bear interest at the Base Rate unless timely notice is given (as provided in Section 1-5(a)), that the subject Revolving Credit Loan (or a portion thereof) is, or is to be converted, to be a Eurodollar Loan.
                  (b) Subject to the provisions hereof, the Lead Borrower, by notice to the Administrative Agent, may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Base Rate or the Eurodollar Rate as specified from time to time by the Lead Borrower. For ease of reference and administration, each part of the Loan Account which bears interest at the same interest and for the same Interest Period is referred to herein as if it were a separate "Revolving Credit Loan".
                  (c) The Borrower shall not select, renew, or convert any interest rate for a Revolving Credit Loan such that there are more than Eight
(8) interest rates applicable to the Revolving Credit Loans at any one time.
                  (d) Eurodollar Loans shall each be in an amount of not less than $1,000,000.00 and $100,000.00 increments in excess of such minimum.
                  (e) The Borrower shall pay interest on each Revolving Credit Loan in arrears on the applicable Interest Payment Date for that Revolving Credit Loan, in addition to which accrued and unpaid interest shall be paid on the Termination Date and on the End Date, and following the occurrence of any Event of Default, with such frequency as may be determined by the Administrative Agent.
                  (f) The margins, applicable to the various interest options available to the Borrowers pursuant hereto, are subject to change as described on the Pricing Grid.
                  (g) Following the occurrence of any Event of Default (and whether or not the Administrative Agent exercises the Administrative Agent's rights on account thereof), all Revolving Credit Loans shall bear interest, at the option of the Administrative Agent, at rate which is the aggregate of the then applicable interest rate for Base Rate Loans (as determined from the Pricing Grid) plus Two percent (2%) per annum.

         Requests for L/C's. r L/C'sThe Lead Borrower may request that the Administrative Agent cause the issuance of L/C's for the account of a Borrower.
                  (a) Each such request shall be in such manner as may from time to time be reasonably acceptable to the Administrative Agent.
                  (b) The Administrative Agent will endeavor to cause the issuance of any L/C so requested by the Lead Borrower, provided that if so issued:
                           (i)      The aggregate Stated Amount of all L/C's
does not exceed Twenty Million Dollars ($20,000,000.00).
                           (ii) The expiry of the L/C is not later than the earlier of Thirty (30) days prior to the Maturity Date or the following:
                  (A)     Standby's: One (1) year from initial issuance.
       (B)     Documentary's: 180 days from initial issuance of the subject L/C.
                          (iii)    Maximum Loan Exposure would not be  exceeded.
                  (c) The Borrower on whose account an L/C is being issued shall execute such documentation to apply for and support the issuance of an L/C as may be required by the L/C Issuer.
                  (d) No Borrower shall have any recourse to any Agent or any Lender on account of any action taken or omitted to be taken under and in connection with the application for, issuance of, or honoring of a drawing under, any L/C and any drafts and documents which relate thereto, except for any action taken or omitted to be taken except where there is a specific finding in a judicial proceeding (in which the Administrative Agent has had an opportunity to be heard), from which finding no further appeal is available, that the subject action or omission to act had been in actual bad faith or grossly negligent or constituted willful misconduct.
                  (e) The Borrowers shall reimburse the L/C Issuer, immediately upon the drawing under any L/C, for the amount of such drawing. In the event that the Borrowers fail to so reimburse the L/C Issuer, the Borrowers immediately shall reimburse the Lenders for the amount of such drawing. To the extent which the Borrowers fail to so reimburse the L/C Issuer or the Lenders, the Administrative Agent, without the request of the Lead Borrower or any of the Borrowers, may cause the advance under the Revolving Credit any amount which the Borrowers are so obligated to pay to the Lenders or the L/C Issuer, or for which the Borrowers, the L/C Issuer, or the Lenders become obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not a Suspension Event is then extant or such advance would result in Maximum Loan Exposure's being exceeded. Such action shall not constitute a waiver of the Administrative Agent's rights under Section 1-11(b), below.

         General Procedures Under Revolving Creditng Credit
                  (a) The Administrative Agent may rely on any request for a loan or advance or financial accommodation which the Administrative Agent, in good faith, believes to have been made by a person duly authorized to act on behalf of the Lead Borrower and may decline to make any such requested loan or advance or to provide any such financial accommodation pending the Administrative Agent's being furnished with such documentation concerning that  person's  authority  to  act  as  may  be satisfactory to the
Administrative Agent.
                  (b) A request by the Lead Borrower for any financial accommodation under the Revolving Credit or of the issuance of an L/C shall be irrevocable and shall constitute certification by the Lead Borrower that as of the date of such request, each of the following is true and correct:
                  (c) Each Borrower is in compliance with, and has not breached, in any material respect, any of, its covenants contained in this Agreement.
                           (i) Each representation, not relating to a specific date, which is made herein or in any of the Loan Documents (defined below) is then true and correct in all material respects as of and as if made on the date of such request (except (A) to the extent of changes resulting from transactions contemplated or permitted by this Agreement or the other Loan Documents and changes occurring in the ordinary course of business which singly or in the aggregate are not material adverse and (B) to the extent that such representations and warranties expressly relate to a then earlier date).
                           (ii)     No Suspension Event is then extant.
                  (d) Upon the occurrence from time to time of any Suspension Event, the Administrative Agent may suspend the Revolving Credit immediately and the Lenders shall not be obligated, during such suspension, to make any loans or to provide any financial accommodation hereunder.
                  (e) A loan or advance shall be deemed to have been made under the Revolving Credit upon:
                           (i)      The Administrative Agent's initiation of the
 transfer of the proceeds of such loan or advance in accordance with the Lead Borrower's instructions (if such loan or advance is of funds requested by the Lead Borrower).
                           (ii) The charging of the amount of such loan to the Loan Account, made in accordance with this Agreement (in all other circumstances).
                  (f) There shall not be any recourse to, nor liability of, any Agent or any Lender on account of
                           (i)      any delay beyond the reasonable control of
that Agent or that Lender in the making of any loan or advance requested under the Revolving Credit;
                           (ii)     any delay beyond the reasonable control of
that Agent or that Lender in the proceeds of any such loan or advance constituting collected funds; or
                           (iii) any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under the Revolving Credit, the wire transfer of which was properly and timely initiated by the Administrative Agent in accordance with wire instructions provided to the Administrative Agent by the Borrower.
                  (g) Each Borrower shall immediately become indebted to the Agents and the Lenders for the amount of each loan under or pursuant to this Agreement when such loan is deemed to have been made.

         The Loan Account. Account
                  (a) The Administrative Agent shall keep a record (the "Loan Account") of: all loans made under the Revolving Credit; all debits owed on account of the Liabilities; and all credits against such amounts so owed.
                  (b) Except as otherwise provided herein, all interest, fees, service charges, costs, and expenses for which the Borrowers are obligated hereunder are payable on demand. The Administrative Agent,
                           (i) without the request of the Lead Borrower, may advance under the Revolving Credit, when due, any such interest and any fees, and service charges specifically due to an Agent or a Lender pursuant to the Loan Documents; and
                           (ii) unless an Event of Default has occurred (following which, the Administrative Agent may advance any of the following without prior notice to the Lead Borrower) , upon not less than Seven (7) days notice to the Lead Borrower, may advance any such interest, fees, service charge, costs, and expenses not described in Section (i) which is not paid by the Borrowers when due.
In both instances ((i) and (ii)), the Administrative Agent may charge the same to the Loan Account when so advanced, even if Maximum Loan Exposure is thereby exceeded. No such action shall constitute a waiver of any Borrower's obligations under Section 1-11(b), below. Any amount which is added to the principal balance of the Loan Account as provided in this Subsection shall bear interest at the interest rate applicable from time to time to the unpaid principal balance of the Loan Account.
                  (c) All credits against the Liabilities shall be conditional upon final payment of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against any Agent or any Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.
                  (d) In the determination of Availability, the Administrative Agent may deem fees, service charges, accrued interest, and other payments as having been advanced under the Revolving Credit whether or not such amounts are then due and payable.
                  (e) Any statement rendered by any Agent or any Lender to the Lead Borrower concerning the Liabilities shall be considered correct and accepted by all Obligors and shall be conclusively binding upon all Obligors unless the Lead Borrower provides the Administrative Agent with written objection thereto within thirty (30) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. In the absence of manifest error, the Loan Account and the Administrative Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

         . The obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by Notes (each, a "Revolving Credit Note") in the form of EXHIBIT 1-10, annexed hereto, executed by the Borrower, one payable to each Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, however, to establish or prove any Liability.

         Payment and Prepayment of Loan Account.
                  (a) The Borrowers may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date. Such payments shall be applied first to Base Rate Loans and only then to Eurodollar Loans.
                  (b) The Borrowers, without notice or demand from any Agent or any Lender, shall pay the Administrative Agent that amount, from time to time, which is necessary so that the principal balance of the Loan Account does not exceed Maximum Loan Exposure. Such payments shall be applied first to Base Rate Loans and only then to Eurodollar Loans.
                  (c) The Borrowers shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.
                  (d) The Borrowers shall indemnify each Lender and hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) which such Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of
                           (i) default by any Borrower in payment of the principal amount of or any interest on any Eurodollar Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Loans;
                           (ii) default by the Borrower in making a borrowing or conversion after the Lead Borrower has given (or is deemed to have given) a request for a Revolving Credit Loan or a request to convert a Revolving Credit Loan from one applicable interest rate to another; or
                           (iii) the making of any payment of a Eurodollar Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

         .  In the event that:umstances1-12.Changed Circumstances
                  (a) on any day on which the rate for a Eurodollar Loan would otherwise be set, the Administrative Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining such rate; or
                  (b) at any time the Administrative Agent shall have determined in good faith (which determination shall be final and conclusive) that:
                           (i) the continuation of or conversion of any Revolving Credit Loan to a Eurodollar Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or compliance by the Administrative Agent or any Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or
                           (ii)     the indices on which the interest rates for
Eurodollar Loans shall no longer represent the effective cost to the Administrative Agent or any Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates;
then, and in any such event, the Administrative Agent shall forthwith so notify the Lead Borrower thereof. Until the Administrative Agent notifies the Lead Borrower that the circumstances giving rise to such notice no longer apply, the obligation of the Administrative Agent and of the Lenders to make Eurodollar Loans of the type affected by such changed circumstances or to permit the Borrowers to select the affected interest rate as otherwise applicable to any Revolving Credit Loans shall be suspended. If at the time the Administrative Agent so notifies the Lead Borrower, the Lead Borrower had previously given the Administrative Agent notice with respect to one or more Eurodollar Loans, but such Eurodollar Loans had not yet been made, then such notification by the Lead Borrower shall be deemed to have not been made.

         Increased Costs. If, as a result of any change to any requirement of law, and if, as a result of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:
                  (a) subjects any Agent or any Lender to any new taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by the Borrower to any Agent or any Lender under this Agreement (except for taxes on an Agent's or any Lender's overall net income or capital imposed by the jurisdiction in which that Agent or that Lender's principal or lending offices are located);
                  (b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Lender; or
                  (c) imposes on any Lender a requirement to maintain or allocate capital in relation to the Liabilities; and the result of any of the foregoing, in the Administrative Agent's reasonable opinion, is to increase the cost to any Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by any Agent or any Lender in respect of any the credit facility contemplated hereby by an amount which the Administrative Agent deems to be material, then upon the Administrative Agent's giving written notice thereof, from time to time, to the Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Borrowers shall forthwith pay to the Administrative Agent, for the benefit of the subject Agent or Lender, upon receipt of such notice, that amount which shall compensate the subject Agent or Lender for such additional cost or reduction in income. In the absence of manifest error, any such determination of increased costs or reduced income which would be the subject of this Section 1-13, if done by the Administrative Agent in good faith, shall be conclusive and binding on the Borrowers.

         Certain Fees. (a) As compensation for the Lenders' respective commitments included herein to make loans and advances to the Borrowers and as compensation for the Lenders' respective maintenance of sufficient funds available for such purpose, the Borrowers shall pay the Administrative Agent, for the account of the Lenders, an Upfront Fee (so referred to herein) of $137,500.00. One Half of the Upfront Fee had been paid prior to the execution of the within Agreement and One Half shall be paid immediately following such execution.
                  (b)  The  Borrowers  shall  pay  the  Administrative  Agent  a
Collateral Management Fee (so referred to herein) based upon $7,000.00 per month for the period beginning with the execution of the within Agreement and ending on the later of the Maturity Date or the End Date.
                           (i) Such Fee shall be payable in monthly installments in advance, except that, in the event of the early termination of the Revolving Credit (other than the refinancing of the Revolving Credit in which both Agents are lenders (as to which, see Subsection 1-14(b)(ii), below) for any reason, the aggregate of (A) any accrued and unpaid installments (for such purpose, without regard to any increase in such installments, as provided in Section 1-14(c), below) plus (B) the monthly installments which would fall due between the date of such early termination and the Maturity Date shall be immediately due and payable.
                           (ii) In the event of the refinancing of the Revolving Credit in which both Agents are lenders, then any installments of the Collateral Management Fee not due and payable on or prior to the date of the consummation of such refinancing shall be waived.
                  (c) Upon and following the occurrence of any Suspension Event, the Administrative Agent may alter the amount of the Collateral Management Fee reasonably to reflect any increased administration required by reason of changes to the Borrowers' financial and business circumstances evidenced by such occurrence. Such increased Collateral Management Fee may include charges on a per diem, hourly, or other basis to reflect such increased administration, and shall have a reasonable relationship to the increased administrative burdens place on the Administrative Agent.
                  (d) On the first day of each of the Borrower's fiscal quarter, and on the End Date, the Borrower shall pay the Lender a Line Fee (so referred to herein) equal to the following per annum percentage of the average difference, during the period since such fee had then previously been paid, between the (x) Loan Ceiling minus the average Stated Amount of all L/C's outstanding during the subject period and (y) the unpaid principal balance of the Loan Account :
      (i)      For the quarter ending on or about October 31, 1997 : 0.375%.
      (ii)     For quarters thereafter, as set pursuant to the Pricing Grid.
                  (e) In addition to any other right to which the Administrative
Agent is then entitled on account thereof, the Administrative Agent may assess an additional fee payable by the Borrowers on account of the accommodation, by the Administrative Agent, from time to time, of the Lead Borrower's request that the Administrative Agent and the Lenders depart or dispense with one or more of the administrative provisions of the within Agreement and/or waive any Borrower's failure to comply with any of such provisions. The inclusion of the foregoing right on the part of the Administrative Agent to assess a fee does not constitute an obligation, on the part of the Administrative Agent or any Lender, to waive any provision of the within Agreement under any circumstances. The assessment of any such fee in any particular circumstance shall not constitute the waiver of any breach of the within Agreement on account of which such fee was assessed nor a course of action on which any Borrower may rely.
                  (f) Except as otherwise  provided in Section  1-14(b),  above, the Borrowers shall not be entitled to any credit, rebate or repayment of any Upfront Fee, Collateral Management Fee, or other fee previously earned by the Lenders or the Administrative Agent pursuant to this Section notwithstanding any termination of the within Agreement or suspension or termination of the Lenders' obligation to make loans and advances hereunder.

         Fees For L/C's.or L/C's-15.        Fees For L/C's
                  (a)  The  Borrowers  shall  pay  the   Administrative   Agent,
quarterly in arrears, on the first Business Day of each quarter hereof, and on the End Date, an L/C Fee equal to the following per annum rate (determined, with respect to each L/C based on the actual number of days outstanding and a 360 day year) of the aggregate Stated Amount of such L/C's outstanding at any time during the then immediately prior quarter or period :
       (i)      Documentary L/C's:        One and One Quarter Percent (1.25%) .
       (ii) Standby L/C's : The Eurodollar Margin in effect on the first Business Day of the subject quarter, as determined based on the Pricing Grid.
                  (b) In addition to the fees to be paid as provided in Subsection 1-15(a), above, the Borrowers shall pay to the Administrative Agent (or to the L/C Issuer if so requested by the Administrative Agent), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other similar amounts charged by the L/C Issuer on account of, or in respect to, any L/C, which amounts shall be based on the L/C Issuer's then standard rates and fees.

         Concerning L/C's.   L/C's-16.      Concerning L/C's
                  (a) None of the L/C Issuer, the L/C Issuer's correspondents, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:
                           (i)      The performance by any beneficiary under
any L/C of that beneficiary's  obligations to the Borrowers.
                           (ii) The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.
                  (b) The L/C Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.
                  (c) The Lead Borrower may instruct the L/C Issuer concerning the designation of any advising bank, paying bank, and negotiating bank, those banks so designated by the Lead Borrower, it being understood that the L/C Issuer shall honor such designation to the extent then practicable.
                  (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrowers. The L/C Issuer shall have discharged the L/C Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). None of any Agent or any Lender, nor the L/C Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.
                  (e) Each Agent's, each Lender's, and the L/C Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.
                  (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the L/C Issuer and the Borrower, the L/C will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.
                  (g) If any change in any law, executive order or regulation, or any directive of any administrative or governmental authority (whether or not having the force of law), or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, shall either:
                           (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any L/C Issuer or with respect to which any Agent or any Lender or any L/C Issuer has an obligation to lend to fund drawings under any L/C; or
                           (ii)     impose on any L/C Issuer any other condition
or requirements relating to any  such letters of credit;
and the result of any of the foregoing, in the reasonable opinion of the subject L/C Issuer, is to increase the cost to that L/C Issuer of issuing or maintaining any L/C or to reduce the income receivable by that L/C Issuer (which increase in cost or decrease in income shall be the result of such L/C Issuer's reasonable allocation among that L/C Issuer's letter of credit customers of the aggregate of such cost increases and reduction in income resulting from such events), then, upon the Administrative Agent's providing the Lead Borrower with a certificate of an officer of the subject L/C Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such L/C Issuer, and the basis for determining such increased costs or reduced income and its allocation among that L/C Issuer's letter of credit customers, the Borrowers shall forthwith pay to the Administrative Agent, for the benefit of the subject L/C Issuer, that amount which shall compensate such L/C Issuer for such increased cost or reduction in income. In the absence of manifest error, an L/C Issuer's determination of increased costs or reduced income which would be the subject of this Section 1-16(g) and the allocation, if any, of such costs and reduction among the Borrowers and other letter of credit customers of such L/C Issuer, if done in good faith and made on an equitable basis and in accordance with the officer's certificate, shall be conclusive and binding on the Borrowers.
                  (h) The obligations of the Borrowers under the within Agreement with respect to L/C's are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:
                           (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of the within Agreement, any L/C, or any other agreement or instrument relating thereto.
                           (ii)     Any Borrower's consent to the amendment or
waiver of any departure from, any   L/C.
                           (iii) The existence of any claim, set-off, defense, or other right which any Borrower may have at any time against the beneficiary of any L/C.
                           (iv) Any honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.
             (i)      Each L/C Issuer shall be deemed to have agreed as follows:
                   (i) That any action taken or omitted by that L/C Issuer, that L/C Issuer's correspondents, or any advising, negotiating or paying bank with respect to any L/C and the related drafts and documents, shall be done in good faith and in compliance with foreign or domestic laws.
  (ii) That the Borrowers shall not be required to indemnify the L/C Issuer, the L/C Issuer's correspondents, or any advising, negotiating or paying bank with respect to any L/C for any claims, damages, losses, liabilities, costs or expenses to the extent, caused by (x) the willful misconduct or gross negligence of the L/C Issuer, the L/C Issuer's correspondents, or any advising, negotiating or paying bank with respect to any L/C in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the L/C Issuer's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit.

         .  7.    Agents' Discretion
                  (a)  Each  reference  in  the  Loan  Documents  to an  Agent's exercise of discretion or the like hall be to the exercise of such judgement, in good faith, based upon that Agent's consideration of any such factor as that Person, taking into account information of which that Person then has actual knowledge, believes:
                           (i) Will or reasonably could be expected to affect, in more than a de minimus manner, the value of the Collateral, the enforceability of the Agent's security and collateral interests therein, or the amount which the Agent would likely realize therefrom (taking into account delays which possibly be encountered in the Agent's realizing upon the Collateral and likely Costs of Collection).
                           (ii) Indicates that any report or financial information delivered to any Agent or any Lender by or on behalf of any Obligor is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of the within Agreement.
                           (iii)    Constitutes a Suspension Event.

                  (b) In the exercise of such judgement, each Agent also may take into account any of the following factors:
                           (i)    Those included in, or tested by, the
definitions of "Acceptable Inventory,"   "Retail," and "Cost".
 (ii)     Material changes in or to the mix of the Borrowers' Inventory.
 (iii) Seasonality with respect to the Borrowers' Inventory and patterns of retail sales.
                           (iv)     The existence of any Suspension Event .
                  (c) The burden of establishing any Agent's failure to have acted in a reasonable manner in the that Person's exercise of discretion shall be the Obligors'.

         Lenders' Commitments.mitments
                  (a) The obligations of each Lender are several and not joint. No Lender shall have any obligation to make any loan or advance under the Revolving Credit in excess of (i) the lesser of that Lender's Commitment Percentage of the subject loan or advance or of Availability or (ii) in excess of that Lender's Commitment,
                  (b) No Lender shall have any liability to the Lead Borrower or to any Borrower on account of the failure of any other Lender to provide any loan or advance under the Revolving Credit nor any obligation to make up any shortfall which may be created by such failure.
                  (c) The Dollar Commitments, Commitment Percentages, and identities of the Lenders (but not the overall Commitment) may be changed, from time to time by the reallocation of Dollar Commitments and Commitment Percentages amongst the Lenders or with other Persons who determine to become "Lenders", provided, however, any such reallocation shall be on a pro-rata basis such that each reallocated Dollar Commitment to any Person remains the same percentage of the overall Commitment (in terms of dollars) as the reallocated Commitment Percentage is to such Person. Upon written notice given the Lead Borrower from time to time by the Administrative Agent, of any such change,
                           (i) The Lead Borrower shall cause the execution of replacement Revolving Credit Notes by each of the Borrowers to reflect such changed Dollar Commitments, Commitment Percentages, and identities, and the delivery of such replacement Revolving Credit Notes to the Agent (which promptly thereafter shall deliver to the Lead Borrower the Revolving Credit Notes so replaced) provided however, in the event that a Revolving Credit Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to any Borrower, the Administrative Agent, in lieu of causing the Borrowers to execute new Revolving Credit Notes, may issue the Administrative Agent's Certificate confirming the resulting Commitments and Commitment Percentages.
                  (Ii) Such change shall be effective from the effective date specified in such written notice and any Person added as a "Lender" shall have all rights and privileges of a "Lender" hereunder thereafter as if such Person had been a signatory to the within Agreement and any other Loan Document to which a Lender is a signatory and any person removed as a "Lender" shall be relieved of any obligations or responsibilities of a "Lender" hereunder thereafter.
                  (d) The Lead Borrower and each Borrower recognizes that each Agent's exercise of any reasonable discretion accorded to that Agent herein and of its rights, remedies, powers, privileges, and discretions with respect to the Lead Borrower and each Borrower is subject to a certain Agency Agreement amongst the Agents and the Lenders. Under said Agency Agreement, the following actions require the consent of all Lenders:

                           (i)      Amendment of any rate of interest.
                           (ii)     Amendment of the Loan Ceiling.
                           (iii)  Amendment of the date on which or by which any
payment required under the Loan Documents is due.
                           (iv)     Amendment of any fee required to be paid
under the Loan Documents.
                           (v)      The increase of any advance rate.
                           (vi)     Release of the Administrative Agent's
security interest in a  material portion
 of the Collateral not otherwise permitted under the Loan Documents.
                           (vii)    Release of any Obligor's obligations under
the Loan Documents.
                           (viii)   Amendment of this Section 1-18(d).
Except for those actions described above, any amendment, consent, or waiver any provision of the Loan Documents shall require the consent of Lenders holding not less than 66-2/3% of the Percentage Commitments.

         1-19.    Designation of Lead Borrower as Borrowers'  Agent.
BorrowersDesignation of Lead Borrower as Borrowers'  Agent.
                  (a) Each Borrower hereby  designates the Lead Borrower as that
Borrower's agent to obtain loans and advances under the Revolving Credit, the proceeds of which shall be available to each Borrower for the same uses as those set forth in Section 1-1(d), above. As the disclosed principal for its agent, each Borrower shall be obligated to the Administrative Agent, the Co-Agent and the Lenders on account of loans and advances so made under the Revolving Credit as if made directly by the Lenders to that Borrower, notwithstanding the manner by which such loans and advances are recorded on the books and records of the Lead Borrower and of any Borrower.
                  (b) The proceeds of each of such loans and  advances  shall be deposited into the Funding Account or as otherwise indicated by the Lead Borrower. None of the Administrative Agent, the Co-Agent, or any Lender shall have any obligation to see to the application of such proceeds.


ARTICLE 2 - GRANT OF SECURITY INTEREST

         .-1. To secure the Liabilities, each Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Agents and the Lenders, a security interest in and assigns to the Administrative Agent , the following, and each item thereof, whether now owned or now due, or in which that Borrower has an interest or hereafter acquired, arising, or to become due, or in which that Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Administrative Agent may in the future be granted a security interest, is referred to herein as the "Collateral"):
                  (a)      All Accounts and Accounts Receivable;
                  (b)      All Inventory;
                  (c)      All General Intangibles;
                  (d)      All Equipment;
                  (e)      All Goods;
                  (f)      All Fixtures;
                  (g)      All Chattel Paper;
                  (h) All books, records, and information relating to the Collateral and/or to the operation of the Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained;
                  (i) All Investment Property, Instruments, Documents of Title, Documents, policies and certificates of insurance, Securities, deposits, deposit accounts, impressed accounts, compensating balances, money, cash, or other property;
                  (j) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing (2-1(a) through 2-1(i)) or otherwise;
                  (k) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (2-1(a) through 2-1(i)), including the right of stoppage in transit.

         Extent and Duration of Security Interest. The within grant of a security interest is in addition to, and supplemental of, any security interest previously granted by any of the Borrowers to the Administrative Agent and shall continue in full force and effect applicable to all Liabilities until all Liabilities have been irrevocably paid and/or satisfied in full and any obligation of the Administrative Agent or any Lender to provide financial accommodations to any of the Borrowers shall have been terminated.

ARTICLE 3 - DEFINITIONS.ARTICLE 3 - DEFINITIONS.
         As herein used, the following terms have the following meanings or are defined in the section of the within Agreement so indicated:

         "Acceptable  Accounts":  The  face  amount  of  a  Borrower's  accounts receivable owed by an Acceptable Host Store on account of the retail sale of inventory by that Borrower at the subject Acceptable Host Store (net of of rent, fees, and other amounts due and payable to the subject account debtor under the subject lease, license, or other agreement between that Borrower and the subject Acceptable Host Store) in which account receivable the Administrative Agent has a first and only valid and perfected priority security interest and which account receivable, the Administrative Agent, in its reasonable discretion, deems eligible for borrowing. Without limiting the generality of the foregoing, the following describe certain accounts receivable which the Administrative Agent may determine, in the exercise of such reasonable discretion, as not constituting "Acceptable Accounts":
                           (a) All accounts  receivable  of any Host Store,  any
                  part of whose accounts receivable (other than any Pre-Petition Accounts Receivable) due to any Borrower is more than Seven
                  (7) Business Days past due in accordance with the payment terms of the lease, license, or other agreement between that Borrower and the subject Acceptable Host Store.
                           (b)      All Pre-Petition Accounts Receivable.
                           (c) In the  discretion of the Agents,  exercisable at
                  any time during the first Twenty (20) Business Days following the subject bankruptcy filing, all Post-Petition Accounts Receivable.
                           (d) Any  account  receivable,  to the  extent  of any
                  disputed amount or amount claimed by the subject account debtor as being subject to any chargeback, offset, or contra or is otherwise disputed.
                           (e) Any account owed by any account debtor located in
                  Indiana or Minnesota (or any other state having requirements similar to those set forth below), unless the relevant Borrower (i) has received a certificate of authority to do business and is in good standing in such jurisdiction and (ii) has filed a Notice of Business Activities Report with the appropriate state offices for the then current year.

         "Acceptable Host Store":   (a)     A Key Host Store which has executed
a Host Store Consent.
         (b)      Until July 15, 1997, any Host Store which is not a Key Host
                  Store.
         (c)      After July 15, 1997, any Host Store which has executed a
                  Host Store Consent.

         "Acceptable In-Transit  Inventory":  Such of the  Borrowers'  Inventory
                  (net of Inventory Reserves) which the Administrative Agent determines, in the exercise of the Administrative Agent's reasonable discretion to be acceptable for borrowing, which Inventory is not then at an Acceptable Host Store or at the Canton Warehouse or in transit between any of said locations, as to which Inventory, the Administrative Agent either (a) has a perfected security interest which is prior and superior to all security interests, claims, and Encumbrances or (b) is otherwise reasonably satisfied that the interests of the Administrative Agent therein are sufficiently protected (such as by being named in a letter from the Borrowers to the Administrative Agent as consignee on, or having possession or control of the documents of title applicable to, such Inventory or such inventory's being en route to a customs broker which is party to an agreement with the Administrative Agent which is reasonably satisfactory to the Administrative Agent ) so as to include such Inventory in the calculation of "Availability".

         "Acceptable  Inventory":  Such  of the  Borrowers'  Inventory  (net  of
                  Inventory Reserves), which Inventory is either at an Acceptable Host Store or at the Canton Warehouse (or is in transit between any of such locations) as to which Inventory, the Administrative Agent has a perfected security interest which is prior and superior to all security interests, claims, and Encumbrances.

         "Accounts" and "Accounts Receivable" include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, amounts due from Host Stores, credit card receipts, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment whether or not yet earned by performance.

         "ACH": Automated clearing house.

                  "Account Debtor": Has the meaning given that term in the UCC.

         "Administrative Agent": Is defined in the Preamble.

      "Administrative Agent's Rights and Remedies":  Is defined in Section 11-6.

         "Affiliate":  Means,  with respect to any two Persons,  a  relationship where one directly or indirectly has Control of the other or an interest of not less than 25% of the other or where not less than 25% of their respective ownership is directly or indirectly held by the same third Person.
         "Agents":         The Administrative Agent and the Co-Agent.

         "Availability": Is defined in Section 1-1(b).

         "Availability Reserves:  Such reserves as the Administrative Agent from time to time determines in the Administrative Agent's reasonable discretion as being appropriate to reflect the impediments to the Administrative Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:
                                    (i)     Chargebacks and set offs.
                                    (ii)    Taxes   and    other    governmental
                                            charges,   including,   ad  valorem,
                                            sales, personal property,  and other
                                            taxes which may have  priority  over
                                            the   security   interests   of  the
                                            Administrative    Agent    in    the
                                            Collateral.
                  At the execution of this Agreement, there are no Availability Reserves.

         "Average Excess Availability": The numerical average, for the period for which "Average Excess Availability" is being determined, of Excess Availability on each day during such period.

         "Bankruptcy Code":  Title 11, U.S.C., as amended from time to time.

         "Base": The greater, on any day, of (a) the annual rate of interest announced from time to time by BankBoston, N.A. at its head office in Boston, Massachusetts, as its "Base Rate" or (b) the aggregate of the Federal Funds Effective Rate plus One Half Percent (0.5%) per annum (rounded upwards, if necessary, to the next 1/8th of 1% per annum). In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Administrative Agent, in good faith, designates as the functional equivalent to said Base Rate . Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set.

         "Base Rate Loan": Any Revolving Credit Loan, while bearing interest at the Base Rate.
         "Base Rate":       The aggregate (calculated based on a 360 day year
and actual days elapsed) of Base plus the applicable Base Margin.

         "Base Margin":    The per annum percentage to be added to Base, as
determined pursuant to the Pricing Grid.

         "BaseLine Quarter":        Defined in the Definition of "Pricing Grid".

         "Borrowers": Defined in the Preamble.

         "Borrowing Base":  On any day,  the  aggregate of those  components  of
                  "Availability"   described  in  Sections   1-1(b)(ii)(A)  Plus
                  1-1(b)(ii)(B) Plus 1-1(b)(ii)(C).

         "BusinessDay": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the Administrative Agent is not open to the general public to conduct business.

         "Business Plan":  The Borrowers' business plan annexed hereto as
EXHIBIT 9-11 and any revision, amendment, or update of such business plan.
         "Canton Warehouse":   The warehouse located at the 555 Turnpike Street,
          Canton, Massachusetts.


         "Capital Expenditures": The expenditure of funds or the incurrence of liabilities, other than prepaid loan fees, which may be capitalized in accordance with GAAP.

         "Capital Lease": Any lease which may be capitalized in accordance with GAAP.

         "Cash Management Date":    July 31, 1997.

         "Casual Male":    The Casual Male, Inc., a Massachusetts corporation.

         "Casual Male Credit Facility": The credit facility established on or about May 30, 1997 among The Casual Male and others, on the one hand and Fleet National Bank as Administrative Agent and others, on the other, as such credit facility may be amended from time to time hereafter.

         "Change in Control":       The occurrence of any of the following:
                           (a) The acquisition,  by any group of persons (within
                  the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, which group or Person was not a holder of any issued or outstanding stock of J. Baker on May 1, 1997, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 20% or more of the issued and outstanding capital stock of J. Baker having the right, under ordinary circumstances, to vote for the election of directors of J. Baker.
                           (b) The acquisition,  by any group of persons (within
                  the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, which group or Person was a holder of 5% or more of the issued or outstanding stock of J. Baker on May 1, 1997 of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 49% or more of the issued and outstanding capital stock of J. Baker having the right, under ordinary circumstances, to vote for the election of directors of J. Baker.
                           (c) More than half of the persons who were  directors
                  of J. Baker on the first day of any period consisting of Twelve (12) consecutive calendar months (the first of which Twelve (12) month periods commencing with the first day of the month during which the within Agreement was executed), cease, for any reason other than death or disability, to be directors of J. Baker.

         "Chattel Paper": Has the meaning given that term in the UCC.

         "Co-Agent":       Is defined in the Preamble.

         "Collateral": Is defined in Section 2-1.

                  "Collateral Management Fee": Is defined in Section 1-14.

       "Commitment" and "Commitment Percentage": Subject to Section 1-18, above:

            ---------------------------- ----------------------------------------------------- ---------------------

            LENDER                       DOLLAR COMMITMENT                                     PERCENTAGE
                                                                                               COMMITMENT
            ---------------------------- ----------------------------------------------------- ---------------------
            ---------------------------- ------------------------- --------------------------- ---------------------

                                         Through June 30, 1997     July 1, 1997 to Maturity
                                                                   Date
            ---------------------------- ------------------------- --------------------------- ---------------------
            ---------------------------- ------------------------- --------------------------- ---------------------

            GBFC, Inc.                   $27,500,000.00            $25,000,000.00              50%
            ---------------------------- ------------------------- --------------------------- ---------------------
            ---------------------------- ------------------------- --------------------------- ---------------------

            Fleet National Bank           27,500,000.00             25,000,000.00              50%
            ---------------------------- ------------------------- --------------------------- ---------------------


         "Concentration Account":  Is defined in Section 7-1.

         "Consolidated": When used to modify a financial term, test, statement, or report, refers to the application or preparation of such term, test, statement, or report (as appropriate) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of the Borrowers.

         "Cost":  The  calculated   cost  of  purchases,   as  determined   from
                  Borrowers' purchase orders, based upon the Borrowers' accounting practices, known to the Agents, which practices are in effect on May 1, 1997. With the exception of freight and duty, "Cost" does not include inventory capitalization costs nor other non-purchase charges used in the Borrowers' determination of cost of goods sold.

         "Cost    Factor":  The result of 1 minus the Borrowers' then cumulative
                  markup  percentage   derived  from  the  Borrowers'   purchase
                  journals, on a rolling 12 month basis.

         "Costs of Collection" includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the each Agent's (and following the occurrence of any Event of Default any Lender's) attorneys, and all reasonable out-of-pocket costs incurred by any Agent (and following the occurrence of any Event of Default by any Lender) including, without limitation, reasonable costs and reasonable expense associated with travel, which costs and expenses are directly or indirectly related to or in respect of the: administration of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Administrative Agent's Rights and Remedies and/or any of the Administrative Agent's rights and remedies against any other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts).

         "Documents": Has the meaning given that term in the UCC.

         "Documents of Title": Has the meaning given that term in the UCC.

         "EBITDA":The   Borrowers'   Consolidated   earnings   from   continuing
                  operations, before interest, taxes, depreciation, and amortization, each as determined in accordance with GAAP except that, in all events, Permitted Overhead Contributions shall be deemed expenses for purposes of determining the Borrowers' Consolidated earnings from continuing operations.

         "Employee Benefit Plan": As defined in ERISA.

         "Encumbrance": each of the following:
                           (a) Any security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind; the interest of a lessor under a Capital Lease; sale of accounts receivable or chattel paper; or any other arrangement which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual.
                           (b)      The filing of any financing statement under
the UCC or comparable law of any      jurisdiction.

         "End Date": The date upon which both (a) all Liabilities have been paid in full and (b) all obligations of any Lender to make loans and advances and to provide other financial accommodations to any of the Borrowers hereunder shall have been irrevocably terminated.

         "Environmental Laws": (a) All laws and regulations which regulate or relate to environmental protection and/or Hazardous Materials, as is now or hereafter in effect; and (b) the common law relating to damage to Persons or property from Hazardous Materials.
         "Equipment":      Includes, without limitation, "equipment" as defined
in the UCC, and also all motor
                  vehicles, machinery, store fixtures, furniture, and other goods used in the operation or furtherance of the Borrower's business.
       "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate": Any Person which is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

         "Eurodollar Loan":         Any Revolving Credit Loan bearing interest
at the Eurodollar Rate.

         "Eurodollar Margin":       The per annum number of basis points to be
added to the Eurodollar Offer Rate,  as determined pursuant to the Pricing Grid.

         "Eurodollar Offer Rate": That rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent to be the highest prevailing rate per annum at which deposits on U.S. Dollars are offered to BankBoston, N.A., by first-class banks in the Eurodollar market in which BankBoston, N.A. participates at 10:00AM (Boston Time) not less Two (2) Business Days before the first day of the Interest Period for the subject Eurodollar Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

         "Eurodollar Rate": That per annum rate determined as the aggregate of the Eurodollar Offer Rate plus the applicable Eurodollar Margin, except that, in the event that it is determined by the Administrative Agent that any Lender may be subject to the Reserve Percentage, the Eurodollar Rate shall mean, with respect to any Eurodollar Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such loans), and with respect to all Eurodollar Loans thereafter made, an interest rate per annum equal the sum of
                  (a) plus (b), where:
                     (a) is the decimal equivalent of the following fraction:

                                                Eurodollar Offer Rate
                                             1 minus Reserve Percentage

                           (b) the applicable Eurodollar Margin.


         "Events of Default": Is defined in Article 10. Each reference herein to an "Event of Default" is to an Event of Default not then duly waived by the Lender (as to which due waiver, see Section 14-4(b)). In the event of such due waiver, the so-waived Event of Default shall be deemed never to have occurred (other than with respect to any Costs of Collection incurred by any Lender prior to such waiver).

         "Excess Availability": The result, on any day, of (a) Borrowing Base minus the aggregate of (b) (i) the principal balance of the Loan Account, plus (ii) the Stated Amount of all L/C's.
         "Federal Funds Effective Rate": For any day, a fluctuating per annum interest rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on that date (or on the then next succeeding Business Day, if not one) by the Federal Reserve Bank of New York, provided that if such a rate is not so published for a day which is a Business Day, "Federal Funds Effective Rate" shall be the average of quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

         "Fixtures": Has the meaning given that term in the UCC.

         "Funding Account":  Is defined in Section 7-1.

         "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

         "General Intangibles"    includes,    without   limitation,    "general
                  intangibles" as defined in the UCC; and also all: Host Store Agreements; rights to payment; goodwill; causes of action; judgments; franchises; license agreements; computer records; rights of access to computer service bureaus; trade secrets; copyrights and derivative works and interests; trade names, trademarks, service marks, and all good will relating thereto; applications for registration of the foregoing; and all other intellectual property.

         "Goods": Has the meaning given that term in the UCC.

         "Gross Margin": With respect to the subject accounting period for which being calculated, the following (determined in accordance with GAAP):
                                          Sales (Minus) Cost of Goods Sold
                                                        Sales


         "Guarantors":     Those Persons who, from time to time, guaranty the
Liabilities. (Initially, those Persons listed on EXHIBIT 4-3, annexed hereto).

         "Hazardous Materials:" Any (a) hazardous materials, hazardous waste, hazardous or toxic substances, petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

         "Host Store": An entity which operates a retail store at which a Borrower operates a retail shoe department as a so-called "licensed department".

         "Host Store Agreement":    Any lease, license, or similar agreement
with any Host Store pursuant to which a Borrower operates or is to operate a
retail shoe department as a so-called "licensed   department".

         "Host Store Consent": An agreement by a Key Host Store or by a Host Store (a) delivered to the Administrative Agent prior to the execution of the within Agreement or (b) which, following such execution, the Administrative Agent determines (in the Administrative Agent's discretion) as including reasonable safeguards and protections concerning the interests of the Agents and the Lenders in the assets and operations of that Borrower.

         "Indebtedness": All indebtedness and obligations of or assumed by any
Person on account of or in respect   to any of the following:
                                    (a) In respect of money borrowed  (including
                           any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.
                                    (b) In connection  with any letter of credit
                           or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).
                                    (c) In connection  with the sale or discount
                           of  accounts  receivable  or  chattel  paper  of such
                           Person.
                                    (d) On account of deposits or advances.
                                    (e) As lessee under Capital  Leases.
                           "Indebtedness" of any Person shall also include:
                                            (x)  Indebtedness  of others secured
                                    by an  Encumbrance  on  any  asset  of  such
                                    Person,  whether or not such Indebtedness is
                                    assumed by such Person.
                                            (y)   Any   guaranty,   endorsement,
                                    suretyship or other undertaking  pursuant to
                                    which  that  Person may be liable on account
                                    of any  obligation of any third party (other
                                    than on account of the endorsement of checks
                                    and other items in the  ordinary  course and
                                    other than the guaranty, by one Borrower, of
                                    the obligations of another Borrower).
                                            (z)    The    Indebtedness    of   a
                                    partnership  or joint  venture in which such
                                    Person  is  a  general   partner   or  joint
                                    venturer.

         "Indemnified Person": Is defined in Section 14-11.

         "Instruments": Has the meaning given that term in the UCC.

         "Interest Payment Date":  With reference to:
                           (a)      Any Eurodollar Loan: the last day of the
Interest Period relating thereto,  the Termination Date, and the End Date.
                           (b)      Any Base Rate Loan: the first day of each
month; the Termination Date; and the   End Date.

         "InterestPeriod":  (a) With respect to each Eurodollar Loan: Subject to
                  Subsection (d), below, the period commencing on the date of the making or continuation of, or conversion to, such
                  Eurodollar Loan and ending one, two, or three months thereafter, as the Lead Borrower may elect by notice (pursuant to Section 1-5(a)) to the Administrative Agent.
                           (b) With  respect to each Base Rate Loan:  Subject to
                  Subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Rate Loan and ending on that date (i) as of which the subject Base Rate Loan is converted to a Eurodollar Loan, as the Lead Borrower may elect by notice (pursuant to Section 1-5(a)) to the Administrative Agent, or (ii) on which the subject Base Rate Loan is paid by the Borrowers.
                           (c) The setting of Interest Periods is in all
instances subject to the following:
                                    (i)     Any Interest Period for a Base Rate
Loan which would otherwise end on  a day which is not a Business Day shall be
extended to the next succeeding Business   Day.
                                    (ii) Any  Interest  Period for a  Eurodollar
                           Loan which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.
                                    (iii) Subject to Subsection (v), below,  any
                           Interest Period applicable to a Eurodollar Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.
                                    (iv)  Subject  to   Subsection   (vi),   any
                           Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.
                                    (v) Except as provided in  Subsection  (vi),
                           below, the Borrower shall not request any Eurodollar Loan which would have an Interest Period of less than one (1) month.
                                    (vi) For the periods (A) commencing with the
                           execution of the within Agreement and ending on June 30, 1997 and (B) consisting of the last month prior to the Maturity Date, the Borrower may request Eurodollar Loans otherwise permitted by this Agreement, but with Interest Periods of 7, 14, and 21 days.
                                    (vii) The  number  of  Interest  Periods  in
                           effect at any one time is subject to Section 1-6(c), above.

         "Inventory" includes, without limitation, "inventory" as defined in the
                  UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrower, or used or consumed or to be used or consumed in the Borrower's business; Goods of said description in transit: returned, repossessed and rejected Goods of said description; and all documents (whether or not negotiable) which represent any of the foregoing.

         " Inventory Reserves": Such Reserves as may be established from time to time by the Administrative Agent in the Administrative Agent's reasonable discretion with respect to the determination of the saleability, at retail, of the Acceptable Inventory or which reflect such other factors as affect the market value of the Acceptable Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:
                                    (i)     Obsolescence (determined based upon
Inventory on hand beyond a given
                                            number of days).
                                    (ii)    Seasonality.
                                    (iii)   Shrinkage.
                                    (iv)    Imbalance.
                                    (v)     Change in Inventory character.
                                    (vi)    Change in Inventory composition
                                    (vii)   Change in inventory mix.
                                    (viii)  Markdowns (both permanent and point
of sale)
                                    (ix)    Retail     markons    and    markups
                                            inconsistent   with   prior   period
                                            practice and  performance;  industry
                                            standards;  current  business plans;
                                            or advertising  calendar and planned
                                            advertising events.
                  At the execution of this Agreement, the only Inventory Reserves are those set forth in Section 1-4(a), above.

         "Investment Property":     Has the meaning given that term in the UCC.

         "J. Baker":       J. Baker, Inc., a Massachusetts corporation.

         "Key Host Stores":         Ames Department Stores; Bradlees, Inc.;
Hills Department Stores, Inc.; Rose's Stores, Inc.; and Shopko Stores, Inc.

         "L/C": Any letter of credit, the issuance of which is procured by the Administrative Agent for the account of any Borrower.

         "L/C Issuer":     Any Lender or affiliate from time to time
selected by the Lead Borrower.

         "Lead Borrower":  Is defined in the Preamble.

         "Lenders": Defined in the Preamble to the within Agreement

         "Liabilities"  (in  the  singular,   "Liability")   includes,   without
                  limitation, all and each of the following, whether now existing or hereafter arising:
                           (a) Any  and all  direct  and  indirect  liabilities,
                  debts, and obligations of the Lead Borrower or any Borrower to any Agent or any Lender, each of every kind, nature, and description owing on account of the within Agreement or any other Loan Document or any service or accommodation provided to, or for the account of any Borrower pursuant to the within Agreement or any other Loan Document, including cash management services or the issuance of any L/C .
                           (b) Each  obligation  to  repay  any  loan,  advance,
                  indebtedness, note, overdraft, or similar amount now or hereafter owing by the Lead Borrower or any Borrower to any Agent, or any Lender (including all future advances whether or not made pursuant to a commitment by any Agent, or any
                  Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, or contingent.
                           (c) All  notes  and  other  obligations  of the  Lead
                  Borrower or any Borrower now or hereafter assigned to or held by any Agent, or any Lender, each of every kind, nature, and description.
                           (d) All interest, fees, and charges and other amounts
                  which may be charged by any Agent, or any Lender to the Lead Borrower or any Borrower and/or which may be due from the Lead Borrower or any Borrower to any Agent or any Lender from time to time.
                           (e) All costs and  expenses  incurred  or paid by any
                  Agent or any Lender in respect of any agreement between the Lead Borrower or any Borrower on the one hand and any Agent and/or any Lender on the other or instrument furnished by the Lead Borrower or any Borrower to any Agent or any Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and reasonable expense).
                           (f) Any and all covenants of the Lead Borrower or any
                  Borrower to or with any Agent or any Lender and any and all obligations of the Lead Borrower or any Borrower to act or to refrain from acting in accordance with any agreement between the Lead Borrower or any Borrower and any Agent or any Lender or instrument furnished by the Lead Borrower or any Borrower to any Agent or any Lender.

         "Line Fee":  Is defined in Section 1-14(d).

                  "Loan Account":  Is defined in Section 1-9.

         "Loan Ceiling":   $55,000,000.00:  From the execution of the within
Agreement until June 30, 1997.
                           $50,000,000.00: July 1, 1997 to Maturity Date.

         "Loan Documents": The within Agreement, each instrument and document executed and/or delivered as contemplated by Article 4 or
                  Section 5-21, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby, as each may be amended from time to time.
         "Maturity Date":  May 31, 2000.

         "Maximum Loan Exposure":   The lesser, on any day, of  the amount
determined in accordance with (a) Section 1-1(b)(i), or (b) Section 1-1(b)(ii), above.


"Obligor":   Individually (in the singular): Each Borrower and each Guarantor.
Collectively, all  of the Borrowers and all of the Guarantors.

         "Operating Cash Flow": The result of, for the same period in respect to which "Operating Cash Flow" is determined, of (a) EBITDA minus
                  (b) Capital Expenditures paid in cash minus (c) income tax payments made.

         "Permitted Distributions": Payments of each of the following:
                  (a)      Towards regularly scheduled payments of interest on
J. Baker's 7% Convertible Subordinated Notes due 2002, the lesser, for any fiscal year of the following:
   (i)      $2,500,000.00.
  (ii)      50% of interest accrued on such Notes during the subject fiscal year
        (b) Towards regularly scheduled payments of interest on, and principal of, JBI, Inc.'s $35,000,000.00 11.21% Senior Subordinated Notes
            due 1999.
        (c)      Towards regularly  scheduled  payments of interest on
            Morse   Shoe,   Inc.'s    Subordinated    Convertible
            Debentures due 2002,  which Debentures are subject of
            a certain First  Supplemental  Indenture  dated as of
            January 28, 1993.
      (d) Towards dividends declared and paid by J. Baker, the lesser of the following for any fiscal year:
               (i)       50% of such dividends
               (ii), $450,000.00. provided, however, in the event that the holders of J. Baker's 7%
                        Convertible   Subordinated  Notes  due  2002
                        convert  all or a portion  of such  Notes to
                        common   stock  of  J.   Baker,   then  such
                        $450,000.00  shall  be  increased  by the an
                        amount  equal to the  reduction  (if any) in
                        the  distributions   permitted  pursuant  to
                        Subsection (a) of this Definition.
                  (d) Dividends, declared and made after March 31, 1998, not exceeding a cumulative aggregate of $1,000,000.00 and not otherwise described in this Definition, provided that each of the following conditions is satisfied: (i) After giving effect to such dividends, the ratio of Operating Cash Flow to
                               Total Debt Service for the then most recently completed four fiscal quarters is not less than 1.25 : 1.00.
                        (ii)     Average  Excess  Availability,   during  the
                                 fiscal quarter immediately prior to that during which such payment is to be made, is not less than $10,000,000.00.
                           (iii) Excess Availability, after giving effect to the payment of such dividend, is not less than $10,000,000.00.
                  (e)      Permitted Overhead Contributions.

         "Permitted Encumbrances":  Encumbrances in favor of any Borrower on all or part of the assets of any other Borrower securing Indebtedness owing by one Borrower to another Borrower; Encumbrances on properties to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not then overdue; deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations; Encumbrances of carriers, warehousemen, mechanics and materialmen, and other like Encumbrances on properties in existence less than 40 days from the date of creation thereof in respect of obligations not overdue; Encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's Encumbrances under leases to which a Borrower is a party, and other minor Encumbrances or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of a Borrower, which defects do not individually or in the aggregate have a materially adverse effect on the business of any Borrower individually or of the Borrowers as a whole; Encumbrances in favor of the Administrative Agent under the Loan Documents; Encumbrances to secure Indebtedness permitted by Section 5-6(c), below, but such Encumbrances shall extend only to the assets as acquired and not to any other property of the Borrower.
         "Permitted Investments": marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by a Borrower; demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000.00; securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's; investments in common and preferred stock traded on national securities exchanges, provided that the aggregate amount at any one time invested does not exceed $50,000.00; additional investments in the capital stock of any other Borrower; capital contributions permitted pursuant to
                  Section 5-16(c)(ii); and loans permitted pursuant to Section 5-17.


         "Permitted Overhead Contributions":         Each of the following:
                  (a)      Payments to J. Baker towards corporate overhead, not
                            to exceed the lesser of
                          (i)      Those amounts agreed to, for any fiscal
quarter,  by the Borrowers and J.
                                 Baker  (subject to those  limitations as are
                                    included in the overhead expense  allocation
                                    protocol  set  forth  in  EXHIBIT   5-21(c),
                                    below) or
                           (ii)     The following aggregate for the fiscal year
 indicated:
                                    1998:   $18,000,000.00.
                                    1999:    18,800,000.00
                                    2000:    19,600,000.00
                  (b)      Towards rent under the lease of the Canton Warehouse.

         "Person": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

         Post-Petition Accounts Receivable:"Any account receivable due from any Host Store or other Account Debtor and incurred subsequent to the date on which any order for relief, under the Bankruptcy Code, was entered with respect to such Host Store or other Account Debtor.

         "Pre-Petition Accounts Receivable:"Any account receivable due from any Host Store or other Account Debtor and incurred prior to the date on which any order for relief, under the Bankruptcy Code, was entered with respect to such Host Store or other Account Debtor.

         "Pricing Grid":   Until the tenth Business Day after the end of the
                  Borrowers' fiscal quarter ending on
                  or about the last day of October, 1997, the Eurodollar Margin, Base Margin, and Line Fee shall be as follows:

------------------------------------------ -------------------------------------------- ----------------------------

EURODOLLAR MARGIN                          BASE MARGIN                                  LINE FEE
(Basis Points)                             (Basis Points)                               (Percentage)
------------------------------------------ -------------------------------------------- ----------------------------
------------------------------------------ -------------------------------------------- ----------------------------

225                                        50                                           0.375%
------------------------------------------ -------------------------------------------- ----------------------------

                           For periods  commencing  after the Borrower's  fiscal
                  quarter ending on or about the last day of October, 1997, the Eurodollar Margin, Base Margin, and Line Fee shall be determined based upon Average Excess Availability for the fiscal quarter then most recently completed (the "BaseLine Quarter"); shall be effective from the tenth Business Day after the end of the BaseLine Quarter until the ninth Business Day of the then following quarter; and shall be as follows:

--------------------------------- ------------------------------ ---------------------------- ----------------------

AVERAGE EXCESS AVAILABILITY       EURODOLLAR MARGIN (Basis       BASE MARGIN                  LINE FEE (Percentage)
($Million)                        Points)                        (Basis Points)
--------------------------------- ------------------------------ ---------------------------- ----------------------
--------------------------------- ------------------------------ ---------------------------- ----------------------

Less than $10                     225                            50                           0.375
--------------------------------- ------------------------------ ---------------------------- ----------------------
--------------------------------- ------------------------------ ---------------------------- ----------------------

$10 to less than $15              200                            25                           .25
--------------------------------- ------------------------------ ---------------------------- ----------------------
--------------------------------- ------------------------------ ---------------------------- ----------------------

$15 and over                      175                            0                            .25
--------------------------------- ------------------------------ ---------------------------- ----------------------


         "Proceeds": include, without limitation, "Proceeds" as defined in the UCC (defined below), and each type of property described in Section 2-1, above.

         "Receipts": All cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral.

         "Receivables Collateral": That portion of the Collateral which consists of the Borrower's Accounts, Accounts Receivable, contract rights, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Securities, letters of credit for the benefit of the Borrower, and bankers' acceptances held by any Borrower, and any rights to payment.

         "Related Entity":  refers  to (a) any  Affiliate;  and  (b) any  Person
                  (other than a Borrower or a natural person) which: could have such Person's tax returns or financial statements consolidated with the Borrower's; could be a member of the same controlled group of corporations (Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Borrower is a member; or Controls or is Controlled by any Borrower or any Affiliate of any Borrower.

         "Requirement of  Law":  as to  any  Person:  all  (a)(i)  statutes  and
                  regulations   and   (ii)   court   orders   and   injunctions,
                  arbitrator's decisions, and/or similar rulings, in each instance by any governmental authority, or other body which has jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible; and (b) that Person's organizational documents, by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

         "Reserve Percentage": The decimal equivalent of that rate applicable to a Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of that Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Eurodollar Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

         "Retail":         As reflected in the Borrowers' stock ledger, being
the Cost of Acceptable Inventory
                  divided by the Cost Factor.

         "Revolving Credit": Is defined in Section 1-1.

         "Revolving Credit Loans": Is defined in Section 1-6(b).

         "Revolving Credit Note": Is defined in Section 1-10.

         "Securities":     Has the meaning given that term in the UCC.

         "Side Collateral Account": An account established by the Lead Borrower with BankBoston, N.A., the contents of which shall be pledged to the Administrative Agent and which may consist of cash and Permitted Investments.

         "Stated Amount":  The maximum amount for which an L/C may be honored.

         "Suspension Event": Any occurrence, circumstance, or state of facts which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured within any applicable grace period.

         "Termination Date": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 10-9, below; or
                  (c) the Administrative Agent's notice to the Lead Borrower setting the Termination Date on account of the occurrence of any Event of Default other than as described in Section 10-9, below.

         "Total Debt Service": The aggregate, for the same period in respect to which "Total Debt Service" is determined, of the following:
                  (a) interest and fees payable with respect to borrowed money (including all interest (and to the extent not included in the determination of EBITDA, fees) payable on account of the credit facility contemplated by the within Agreement other than (i) any amortization of the Upfront Fee; any fees on account of L/C's; and other fees, but only if the amount of such fees are deducted as an expense in the calculation of EBITDA) plus (b) principal payments due or to become due on account of indebtedness for borrowed money (other than ordinary course repayments of the Loan Account from collections of accounts receivable and scheduled reductions in Availability) or any Capital Lease plus (c) without duplication of amounts described in Clauses (a) and (b) of this Definition, Permitted Distributions to the extent not included in the determination of EBITDA.

         "UCC": The Uniform Commercial Code as presently in effect in Massachusetts (Mass. Gen. Laws,
                  Ch. 106).

         "Upfront Fee": Is defined in Section 1-14.


ARTICLE 4 - CONDITIONS PRECEDENT.

         The effectiveness of this Agreement is conditioned upon the delivery of the documents respectively described in Section 4-1 through and including 4-5, each in form and substance satisfactory to the Administrative Agent, and satisfaction of the conditions respectively described in Sections 4-6 through and including 4-9:

         Corporate Due Diligence.  igence.-1.        Corporate Due Diligence.
                  (a) Certificates of corporate good standing issued, with respect to each Obligor, by the respective Secretaries of State for the States under whose law the Obligors are organized.
                  (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature of an Obligor's business conducted or assets owned could require such qualification.
                  (c) Certificates of the Obligor's respective Secretaries or Clerk's of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

         Opinion. An opinion of counsel to the Obligors in form and substance reasonably satisfactory to the Agents .

         Guaranties arantieThe unlimited Guaranty by each of those Persons listed on EXHIBIT 4-3, annexed hereto, which Guaranty, in the case of J. Baker, shall be secured by a first and only perfected security interest in all capital stock of the Borrower, JBI, Inc.

         Additional Documents. Such additional instruments and documents as the Agents, and their counsel reasonably may require or request (each in form satisfactory to the Agents), including, without limitation, the following:
                  (a) A Pledge Agreement pursuant to which JBI, Inc., creates a first and only perfected security interest security interest, in favor of the Administrative Agent (for the ratable benefit of the Agents and the Lenders) in all capital stock of all other Borrowers.
                  (b) A Letter, from Fleet National Bank, pursuant to which Fleet National Bank, as issuer, prior to the date of the within Agreement, of certain letters of credit for the account of JBI, Inc. and The Casual Male, will not look to JBI, Inc. for reimbursement in the event of any drawing under such letters of credit.
                  (c) Agreements with the Escrow Agents holding certain funds in connection with the sales of Shoe Corporation of America and Parade of Shoes.
                  (d)      An Agreement with the Borrowers' customs broker.
                  (e)      Agreements with each of the Key Host Stores.
                  (f) A Tax  Sharing  Agreement  (substantially  in the  form of
EXHIBIT 4-4(f), annexed hereto) amongst the Borrowers and all Related Entities.
               (g)      A "Blocked Account Agreement" with Fleet National Bank.

         4-5 Officers' Certificates. Certificates executed by the respective Presidents and the Chief Financial Officers of each Borrower and stating that the representations and warranties made by that Borrower in the Loan Documents are true and correct, in all material respects, as of the date of such Certificate, and that no Suspension Event has occurred.

         . Each of the representations made by or on behalf of each Borrower in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by any or on behalf of that Borrower shall be true and complete as of the date as of which such representation or warranty was made.
         .
          -7 Each of the following events shall have been consummated on terms and condition which are satisfactory to the Agents and their counsel and the following conditions shall be have satisfied:
                  (a)      The retirement in full of the credit facility between
 Casual Male and .........
                  (b) Completion of the review, by the Agents and their counsel, of all material contracts to which any Borrower is a party (including all material leases (so-called) between any Borrower and a Host Store.
                  (c)       Receipt of satisfactory agreements with all Key Host
 Stores.
                  (d) Completion of review, by the Agents and their counsel, of all documentation relating to: J. Baker's Convertible Subordinated Notes due 2002; J. Baker's $35 Million Convertible Subordinated Notes;
the mortgage financing which is secured by the Canton Warehouse; and the execution of such intercreditor agreement, with respect thereto, as may be satisfactory to the Agents and their counsel.

         Minimum Excess Availability.labilitThe Borrowers shall have provided the Administrative Agent with a Borrowing Base Certificate (in the form of EXHIBIT 9-4, annexed hereto), on which "Availability", after giving effect to the initial advances to be made under, and in connection with the establishment of, the credit facility contemplated hereby, is not less than $10,000,000.00

         No Event of Default. No event shall have occurred, or failed to occur, which occurrence or which failure constitutes, or which, solely with the passage of time or the giving of notice (or both) would constitute, an Event of Default.

         No Adverse Change. No event shall have occurred or failed to occur, since February 1, 1997, which occurrence or failure is or would likely have a materially adverse effect upon the Borrower's or any Obligor's financial condition, operating results, or cash flows from their financial condition at the end of the Borrower's fiscal year in January, 1997.

No document shall be deemed delivered to any Agent or any Lender until received and accepted by the Administrative Agent at its head offices in Boston, Massachusetts. Under no circumstances will the within Agreement take effect until executed and accepted by the Administrative Agent at said head office.



ARTICLE 5 - GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         To induce each Agent and each Lender to establish the loan arrangement contemplated herein and to make loans and advances and to provide financial accommodations under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon), the Borrowers, in addition to all other representations, warranties, and covenants made in any other Loan Document, respectively make those representations, warranties, and covenants included in the within Agreement.

         Payment and Performance of Liabilities. Each Borrower shall pay each Liability when due (or when demanded if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

         5-2.     Due Organization - Corporate Authorization -
Authoriza. on - No Conflicts
                  (a) Each  Borrower is and shall  remain in good  standing as a corporation in the state of its organization, as referenced in the Preamble, and is and shall remain duly qualified and in good standing in every other State in which, by reason of the nature or location of that Borrower's assets or operation of that Borrower's business, such qualification may be necessary, except where the failure to so qualify would have a Material Adverse Effect on the business or assets of that Borrower.
                  (b)      Each Related Entity is listed on EXHIBIT 5-2, annexed
hereto. The Lead Borrower shall
provide the Administrative Agent with prior written notice of any entity's becoming or ceasing to be a Related
Entity.   The aggregate assets of all Guarantors other than J. Baker, Inc. is, and shall remain, less than
$100,000.00, plus the value (if any) of the claim of Morse Shoe (Canada) Ltd. against Hudsons Bay Company.
                  (c)  Each  Borrower  has all  requisite  corporate  power  and authority to execute and deliver to the Lender those Loan Documents to which that Borrower is a party and has and will retain all requisite corporate power to perform the Liabilities.
                  (d)      Each Borrower's: execution and delivery of each Loan
Document to which it is a party;
performance under those of the Loan Documents to which it is a party; and borrowing hereunder and use of the proceeds thereof:
                           (i)      has been duly authorized by all necessary
corporate action;
                           (ii)     does not, and will not, contravene in any
material respect any provision of
         any Requirement of Law where such contravention would have more than a de minimus adverse effect on the
         Borrowers;
                           (iii)    does not, and will not, contravene in any
material respect any material
         obligation of that Borrower; and
                           (iv) will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of that Borrower
                                            except    pursuant   to   the   Loan
                                            Documents.
                  (e) The Loan  Documents  have been duly executed and delivered by the Lead Borrower and each Obligor and are the legal, valid and binding obligations of the Lead Borrower and each Obligor, enforceable against each in accordance with their respective terms.

         Trade Names. e Names.-3.   Trade Names.
                  (a) EXHIBIT 5-3, annexed hereto, is a listing of:
             (i) All names under which any Borrower ever conducted its business.
                  (ii) All entities and/or persons with whom any Borrower ever consolidated or merged, or from whom any Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or person's assets.
                  (b) Except (i) upon not less than twenty-one (21) days prior written notice given the Administrative Agent , and (ii) in compliance with all other provisions of the within Agreement, no Borrower will undertake or commit to undertake any action such that the results of that action, if undertaken prior to the date of this Agreement, would have been reflected on EXHIBIT 5-3.
                  (c) Each Borrower owns and possesses, or has the right to use all material patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for that Borrower's conduct of that Borrower's business.
                  (d) The conduct by each Borrower of that Borrower's business does not infringe on the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

         Locations.ocations -4.     Locations.
                  (a) The Collateral, and the books, records, and papers of the Borrowers pertaining thereto, are kept and maintained solely at the chief executive  offices  of the Lead  Borrower,  as  stated in the  Preamble  of this
Agreement, and at those locations which are listed on EXHIBIT 5-4, annexed hereto, which EXHIBIT includes all service bureaus with which any such records are maintained and the names and addresses of each of the landlords or Host Stores (as applicable) of each Borrower Except (i) to accomplish sales of Inventory in the ordinary course of business; (ii) to utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles); no Borrower shall remove any Collateral from said chief executive offices or those locations listed on EXHIBIT 5-4.
                  (b) No Borrower will make any material alterations, modifications, or amendments of any Host Store Agreement with any Key Host Store, other than the extension of the term of such Host Store Agreement.

         5-5.     Title to Assets.
                  (a) Each Borrower is, and shall hereafter remain, the owner of the Collateral free and clear of all Encumbrances with the exceptions of the following:
                           (i)      The security interest created herein.
                           (ii)     Those Encumbrances (if any) listed on
EXHIBIT 5-5, annexed hereto.
                           (iii)    Permitted Encumbrances.
                           (iv)     Prior claims to the escrow accounts
established in connection with
         transactions with Shoe Corporation of America and Parade of Shoes.
                  (b)      No Borrower has any property on consignment.

         Indebtedness. No Borrower has and none shall hereafter have any Indebtedness with the exceptions of:
                  (a)      Any Indebtedness to the Lenders .
                  (b) The Indebtedness (if any) listed on EXHIBIT 5-6, annexed hereto.
                  (c) Indebtedness, not to exceed Two Million Dollars ($2,000,000.00) in the aggregate outstanding at any one time outstanding, on account of Capital Leases.
                  (d)      The Liabilities constitute
                           (i) "Secured Indebtedness" within the meaning of the Indenture dated June 12, 1992 relating to the issuance of J.Baker's 7% Convertible Subordinated Notes due 2002.
                           (ii) "Funded Debt" within the meaning of the Indenture dated May 1, 1989, as modified by that certain Letter dated February 24, 1997, relating to JBI, Inc.'s $35,000,000.00 11.21% Senior Subordinated Notes due 1999.
                           (iii) "Senior Debt" within the meaning of Subordinated Convertible Debentures due 2002 issued by Morse Shoe, Inc. in an aggregate principal amount outstanding on the Closing Date of Three Hundred and Fifty Three Thousand ($353,000.00) Dollars.


         Insurance Policies.Policies-7.     Insurance Policies
                  (a) EXHIBIT 5-7, annexed hereto, is a schedule of all insurance policies owned by any Borrower or under which any Borrower is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor any Borrower is in default or violation of any such policy.
                  (b) Each Borrower shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Agent. The coverage reflected on EXHIBIT 5-7 presently satisfies the foregoing requirements, it being recognized by the Borrowers, however, that the Administrative Agent, in the exercise of its reasonable discretion, may determine different requirements hereafter to reflect changing circumstances. All insurance carried by each Borrower shall provide for a minimum of twenty
(20) days' written notice of cancellation to the Administrative Agent and all such insurance which covers the Collateral shall include an endorsement in favor of the Administrative Agent, which endorsement shall provide that the insurance, to the extent of the Administrative Agent's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of any Borrower or by the failure of any Borrower to comply with any warranty or condition of the policy. In the event of the failure by any Borrower to maintain insurance as required herein, the Administrative Agent, at its option, may obtain such insurance, provided, however, the Administrative Agent's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by that Borrower's failure to have maintained such insurance. The Lead Borrower shall furnish to the Administrative Agent certificates or other evidence satisfactory to the Lender regarding compliance by the Borrowers with the foregoing insurance provisions.
                  (c) The Lead Borrower shall advise the Administrative Agent of each claim which affects Collateral having a Cost in excess of $500,000.00 and, following the occurrence of any Event of Default, will permit the Administrative Agent, at the Administrative Agent's option in each instance, to the exclusion of all Borrowers, to conduct the adjustment of each such claim (and of all claims following the occurrence of any Suspension Event). Each hereby appoints the Administrative Agent as that Borrower's attorney in fact, effective upon the occurrence of an Event of Default, to obtain, adjust, settle, and cancel any insurance described in this section and to endorse in favor of the Administrative Agent any and all drafts and other instruments with respect to such insurance. The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Administrative Agent. The Administrative Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Administrative Agent has had an opportunity to be heard), from which finding no further appeal is available, that Administrative Agent had acted in actual bad faith or in a grossly negligent manner or in willful misconduct. The Administrative Agent may apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in such order of application as the Administrative Agent may determine.

         5-8.     Host Store Agreements
                  (a) Prior to the execution of the within Agreement, the Lead Borrower provided the Administrative Agent with complete copies of all Host Store Agreements, as amended to date and of all instruments and documents which may modify any of such Host Store Agreements.
                  (b) EXHIBIT 5-8, annexed hereto, is a schedule of all presently effective Host Store Agreements and Capital Leases, each of which is in full force and effect. No Borrower has received any notice or threat of cancellation of any such Host Store Agreement or Capital Lease. Each Borrower hereby authorizes the Administrative Agent, at any time with the consent of the Lead Borrower and at all times after the occurrence of an Event of Default, to contact any Host Store of any Borrower in order to confirm that Borrower's continued compliance with the terms and conditions of the Host Store Agreements between that Borrower and that landlord or Host Store and to discuss such issues in connection therewith, as the Administrative Agent may determine.

         5-9. Requirements of Law. Each Borrower is and shall remain, and use its assets, in compliance, in all material effects, with all Requirements of Law. No Borrower has received written notice of any violation of any Requirement of Law, which violation has not been cured or otherwise remedied, which violation, if not so cured or remedied, could have a Material Adverse Effect on the Borrowers.

         Maintain Properties. The Borrowers shall:in Properties
                  (a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).
                  (b) Not suffer or cause the waste or destruction of any material part of the Collateral.
                  (c) Not use any of the Collateral in violation of any policy of insurance thereon.
                  (d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:
                           (i)       The sale of Inventory in compliance with
the within Agreement.
                           (ii)      The disposal of Equipment which is
obsolete, worn out, or damaged beyond
         repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of the Borrowers.
                           (iii)    The turning over to the Administrative Agent
of all Receipts as provided
         herein.

         Pay Taxes.   Taxes.-11.    Pay Taxes.
                  (a) The Borrowers have no knowledge of any material adverse finding on account of any examination of or with respect to any Borrower presently being conducted by any taxing authority.
                  (b) Each Borrower has and shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against that Borrower or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of any Borrower or by any governmental authority; properly exercise any trust responsibilities imposed upon any Borrower by reason of withholding from employees' pay; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by that Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom that Borrower is obligated to so file except where failure to file would not have a material adverse effect.
                  (c) At its option, with prior notice to the Lead Borrower, the Administrative Agent may pay any tax, charge levied, assessed, or claimed upon any Borrower or the Collateral by any person or entity or governmental authority, and make any payments on account of any Borrower's Employee Benefit Plan as the Administrative Agent , in the Administrative Agent's discretion, may deem necessary or desirable, to protect the Administrative Agent's Rights and Remedies.

         No Margin Stock.inNo Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations G.U.T. and X. of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         ERISA. The Borrowers are and shall hereafter remain in compliance, in all material respects, with ERISA.

         Hazardous Materials. To the Borrower's knowledge, none of the real property used or operated by any Borrower contains any material amount of Hazardous Materials.

         Litigation. Except as disclosed on EXHIBIT 5-15, annexed hereto, there is not presently pending or threatened by or against any Borrower any suit, action, proceeding, or investigation which, if determined adversely to that Borrower, would have a material adverse effect upon that Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

         Dividends or Investments. No Borrower shall Dividends or Investments
                  (a) Pay any cash dividend or make any other distribution in respect of any class of that Borrower's capital stock except for, and subject to such conditions as apply to, the making of Permitted Distributions.
                  (b) Own, redeem, retire, purchase, or acquire any of that Borrowers' capital stock.
                  (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity, including without limitation, any capital stock of J. Baker, provided, however,
                           (i) any Borrower may maintain Permitted Investments in the Side Collateral Account and also at any time that there has not been an outstanding principal balance in the Loan Account for not less than Seven (7) days and no L/C's are then outstanding; and
                           (ii)     any Borrower may create a wholly owned
subsidiary, provided that
                                    (A)     The Lead Borrower shall have
provided the Administrative Agent with
                  not less than Thirty (30) days prior written notice of such creation (with reasonable detail concerning the facts and circumstances relating to such subsidiary).
                                    (B) No Event of  Default  is  extant  on the
                  date on which the subsidiary is so created and none will occur by reason of such creation.
                                    (C)  each  of the  following  conditions  is
                  satisfied prior to the date on which any asset (other than of nominal value) is transferred to such entity:
                                            (I) Such entity shall have  executed
                           such documentation as the Administrative Agent reasonably may request in order for such entity to become a "Borrower" hereunder.
                                            (II) The holder of all capital stock
                           of such entity shall have created a security interest therein to secure the Liabilities.
                  (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity; provided that nothing in this Agreement shall prevent any Borrower from merging into any other Borrower.
                  (e) Consolidate any of that Borrower's operations with those of any other corporation or other entity.
                  (f) Except as provided in Section 5-16(c)(ii), above, organize or create any Related
Entity.
                  (g) Subordinate any debts or obligations owed to that Borrower by any third party to any other debts owed by such third party to any other Person.
                  (h) Engage in any interest rate swaps, caps, or similar activities, or any hedging activities other than in the ordinary course and conduct of that Borrower's business, and then only with a Lender or any affiliate of a Lender.

         Loans. No Borrower shall make any loans to or acquire the Indebtedness of, any Person except for the following:
                  (a) Subject to such conditions respectively as apply thereto, the making of Permitted
Distributions and Permitted Investments.
                  (b) Advances to employees of a Borrower for travel and other business expenses to be incurred by such employees in the ordinary course of the business of one or more of the Borrowers.
                  (c) Loans to employees of a Borrower not exceeding $75,000.00 outstanding at any time to any employee nor exceeding $300,000 in the aggregate outstanding at any time.

         Protection of Assets. The Administrative Agent, at the Administrative Agent's discretion, at any time that a Suspension Event is extant, may discharge any tax or Encumbrance on any of the Collateral, or take any other action that the Administrative Agent may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Administrative Agent shall not have any obligation to undertake any of the and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Administrative Agent has had an opportunity to be heard), from which finding no further appeal is available, that Administrative Agent had acted in actual bad faith or in a grossly negligent manner or in willful misconduct. The Borrowers shall pay to the Administrative Agent, on demand, or the Lender, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Administrative Agent, the Funding Administrative Agent, and each Lender pursuant to this section. The obligation of the Borrowers to pay such amounts is a Liability.

         Line of Business. No Borrower shall engage in any business other than the business in which it is currently engaged or a business reasonably related thereto.

         Affiliate Transactions. No Borrower shall give any value to any Related Entity except for:
                  (a) Goods and services actually purchased by that Borrower from, or sold by that Borrower to, such Related Entity for a price which shall be competitive and not differ from that which would have been charged in an arms length transaction.
                  (b)      Permitted Overhead Contributions.
                  (c)      Permitted Distributions.

           21.    Additional Assurances.5-21.        Additional Assurances.
                  (a) No Borrower has any interest in any Collateral which is not subject to a first priority perfected security interest in favor of the Administrative Agent (subject only to Encumbrances (if any) permitted by Section 5-5, above) to secure the Liabilities and none will hereafter acquire any interest in property which is not, immediately upon such acquisition, subject to such a prior perfected security interest (subject to Encumbrances (if any) permitted pursuant to Section 5-5, above).
                  (b) Each Borrower shall execute such instruments, and shall do all such things as the Administrative Agent may request to carry into effect the provisions and intent of this Agreement and to protect the Administrative Agent's security interest in the Collateral.
                  (c) No Borrower may amend the Tax Sharing Agreement (EXHIBIT 4-4(f)) nor the Overhead Expense Allocation Protocol (EXHIBIT 5-21(c)) without the prior written consent of the Administrative Agent, which consent will not be unreasonably withheld.
                  (d) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section shall be sufficient for filing to perfect the security interests granted herein.

         Adequacy of Disclosure.  losure-22.Adequacy of Disclosure
                  (a) All financial statements furnished to any Agent or any Lender by J. Baker or by or on behalf of any Borrower have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year end adjustments) consistently applied and present fairly the condition of that Borrower at the date(s) thereof and the results of operations and cash flows for the period(s) covered. Except as disclosed on EXHIBIT 5-22(a), annexed hereto, between February 1, 1997 and the date of this Agreement, there has been no change in the financial condition, results of operations, or cash flows of any Borrower since, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.
                  (b) Except as disclosed on EXHIBIT 5-22(b), annexed hereto, no Borrower has any contingent obligations not noted in that Borrower's financial statements furnished to the Administrative Agent and each Lender.
                  (c) No paper now or hereafter given any Agent or any Lender by or on behalf of any Borrower or any guarantor of the Liabilities contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading.
                  (d) With the exception of general market and economic conditions, there is no fact known to any officer of any Borrower, on the date on which the within Agreement was executed, which has, or which, in the foreseeable future could reasonably be expected to have, a material adverse effect on the financial condition of that Borrower or any such guarantor which has not been disclosed in writing to the Administrative Agent and each Lender.

         Other Covenants. No Borrower shall indirectly do or cause to be done any act which, if done directly by that Borrower, would breach any covenant contained in this Agreement.


ARTICLE 6 - USE AND COLLECTION OF COLLATERAL.ARTICLE 6 - USE AND COLLECTION OF COLLATERAL.

         Use of Collateral. lateral.No Borrower shall engage in any sale of the Inventory other than for fair consideration in the conduct of that Borrower's business in the ordinary course.

         Inventory  Quality.   Quality-All  Inventory  now  owned  or  hereafter
acquired by each Borrower is intended to be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).


         Adjustments and Allowances. During the existence of a Suspension Event, no Borrower may grant any adjustment of more than a de minimus nature to any Account owed to that Borrower by any of its Account Debtors, which adjustment is not in keeping with prior practice and the course of dealing between that Borrower and the subject Account Debtor without the prior written consent of the Administrative Agent in each instance.

         Validity of Accounts. ccounts-4.   Validity of Accounts
                  (a) The amount of each Account, as shown on a Borrower's books, is and will be correct and shall have been fully earned by performance.
                  (b) The Lead Borrower shall advise the Administrative Agent upon any Borrower's obtaining knowledge of the impairment of the validity or collectibility of any Account or of a material portion of the Accounts.
                  (c) Except as otherwise provided in EXHIBIT 6-4(c) , annexed hereto, no Borrower shall post any bond to secure that Borrower's performance under any agreement to which that Borrower is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of that Borrower (other than to the Agent) in the event of that Borrower's failure so to perform.

         Notification to Account Debtors. The Administrative Agent shall have the right at any time a Suspension Event has occurred, to notify the Account Debtors of each Borrower to make payment directly to the Administrative Agent and to collect all amounts due on account of the Collateral.


ARTICLE 7 - CASH MANAGEMENT.ARTICLE 7 - CASH MANAGEMENT.


         The Concentration and the Funding Accounts.  counts-1.
                  (a) On or before the Cash Management Date, the following checking accounts will be established (and are so referred to herein):
                           (i)      The Concentration Account: Established by
the Administrative Agent with a
         Lender.
                           (ii)     The Funding Account:  Established by the
Lead Borrower with one of the Agents.
                  (b) The contents of the Concentration Account constitutes property of the Administrative
Agent which it is holding for the ratable benefit of the Lenders.
                  (c) The Lead Borrower shall pay all fees and charges of, and maintain such impressed balances as may be required by the Lender or by any bank in which any account is opened as required hereby (even if such account is opened by the Administrative Agent ).

         Proceeds and Collection of Accounts. countsOn or before the Cash Management Date, and at all times thereafter, each Borrower shall cause each Host Store to pay all amounts owed by that Host Store to such lockbox or remittance account as may from time to time be required by the Administrative Agent. Such lock box or remittance account shall be swept to the Concentration Account with such frequency as may from time to time be determined by the Administrative Agent.


         Interim Cash Management Procedures. Until the implementation of the cash management procedures set forth in Sections 7-1 and 7-2, above, each Borrower shall cause all Receipts of such Borrower, consisting of collected funds, to be forwarded daily to the Borrower's operating account with Fleet National Bank, with the aggregate of such Receipts, when they become collected funds in such operating account, then wire transferred from that account to the Concentration Account.

         Payment of Liabilities.bilities-4. Payment of Liabilities
                  (a) On each Business Day, the Administrative Agent shall apply, towards the Liabilities, the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained) in the following order:
                           (i)      Costs and expenses of any Agent or any
Lender, to the extent the Borrowers are
         obligated to reimburse that Agent or Lender for the same.
                           (ii)     Interest and fees then due and payable.
                           (iii)    Towards the unpaid principal balance of Base
 Rate Loans.
                           (iv)     Towards unreimbursed honorings of L/C's (to
 the extent that the amount of such
         honorings were not converted to Revolving Credit Loans).
                           (v)      To the Side Collateral Account.
                  (b) The Administrative Agent shall transfer to the Funding Account any cash contents of the Side Collateral Account, upon the request of the Lead Borrower, provided, however,
                           (i) In the event that both (A) a Suspension Event has occurred and (B) one or more L/C's are then outstanding, the Administrative Agent may maintain, in the Side Collateral Account, a funded reserve of up to 105% of the aggregate Stated Amounts of such L/C's.
                           (ii)     The aggregate of collected  funds on deposit
 in the Funding Account shall not
         exceed $250,000.00 at any one time.


ARTICLE 8 -  ADMINISTRATIVE  AGENT AS  BORROWERS'  ATTORNEY-IN-FACT.

         Appointment as Attorney-In-Fact.-InEach Borrower hereby irrevocably constitutes and appoints the Lender as the Borrower's true and lawful attorney, effective (with the exception of Section 8-1(h)) only upon the occurrence of an Event of Default and appoints the Administrative Agent as that Borrower's true and lawful attorney, with full power of substitution, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrower, but for the sole benefit of the Agent and each Administrative Agent. The rights and powers granted the Agent by the within appointment include but are not limited to the right and power to:
                  (a) Prosecute, defend, compromise, or release any action relating to the Collateral.
                  (b) Sign change of address forms to change the address to which each Borrower's mail is to be sent to such address as the Agent shall designate; receive and open each Borrower's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Lead Borrower or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Lead Borrower, or other legal representative of the Lead Borrower whom the Agent determines to be the appropriate person to whom to so turn over such mail.
                  (c) Endorse the name of the appropriate Borrower in favor of the Administrative Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the appropriate Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.
                  (d) Sign the name of the appropriate Borrower on any notice to that Borrower's Account Debtors or verification of the Receivables Collateral; sign the appropriate Borrower's name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.
                  (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which any Borrower is a beneficiary.
                  (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of.
                  (g) Use, license or transfer any or all General Intangibles of any Borrower.
                  (h) The designation of the Lender as the Borrower's attorney in fact pursuant to this
Section 8-1(h) is effective immediately upon execution of the within Agreement):
Sign and file or record any financing or other statements in order to perfect or protect the Agent's security interest in the Collateral.

         No Obligation to Act. The Administrative Agent shall not be obligated to act as authorized herein, but if the Administrative Agent does so, it shall not be accountable for more than it actually receives and shall not be responsible to the Lead Borrower or any Borrower except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Administrative Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith or constituted willful misconduct.


ARTICLE   9   -   FINANCIAL   AND   OTHER    REPORTING    REQUIREMENTS/FINANCIAL
COVENANTS

         Maintain Records. Each Borrower shall at all times
                  (a) Keep proper books of account, in which full, true, and accurate entries shall be made of all of that Borrower's transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of that Borrower at the close of, and its results of operations for, the periods in question.
                  (b) Keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.
                  (c) Retain KPMG Peat Marwick LLP or any other independent certified public accountants who are reasonably satisfactory to the Administrative Agent and instruct such accountants to fully cooperate with, and be available to, the Administrative Agent to discuss that Borrower's financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Administrative Agent.
                  (d)      Not change that Borrower's fiscal year.
             (e)      Not change that Borrower's taxpayer identification number.

         Access to Records. Records-2.      Access to Records
                  (a) Each Borrower shall accord the Administrative Agent and the Administrative Agent's representatives with reasonable access from time to time as the Administrative Agent and such representatives may require to all properties owned by or over which that Borrower has control. The Administrative Agent, and the Administrative Agent's representatives, shall have the right, and each Borrower will permit the Lender and such representatives from time to time as the Administrative Agent and such representatives may request, to examine, inspect, copy, and make extracts from any and all of the books, records, electronically stored data, papers, and files of that Borrower and of each Related Entity. Each Borrower shall, and shall cause each Related Entity to, make all of such Person's copying facilities available to the Administrative Agent.
                  (b) Each Borrower hereby authorizes the Administrative Agent and the Administrative Agent's representatives to:
                           (i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to that Borrower, or to any Related Entity, which information or data is in the possession of that Borrower or any Related Entity or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Administrative Agent and the Administrative Agent's representatives with respect thereto.
                           (ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with that Borrower's computer billing companies, collection agencies, and accountants and to sign the name of that Borrower on any notice to that Borrower's Account Debtors or verification of the Collateral.

          -3.     Immediate Notice to Administrative Agent.9-3.
                  (a) The Lead Borrower shall provide the Administrative Agent with written notice (with reasonable particularity) immediately upon the occurrence of any of the following:
                           (i) Any: material change in the business affairs of any Borrower, including, by way of examples, any change in a Borrower's Executive Officers; event, with respect to any Host Store, which might have an adverse effect on the financial condition of that Host Store or ability of that Host Store to discharge its obligations under the Host Store Agreement between the Host Store and that Borrower; event which might have an adverse effect to any material contract with any supplier of Inventory to a Borrower.
                           (ii)     The occurrence of any Suspension Event.
                           (iii) Any intention on the part of a Borrower to discharge that Borrower's present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 9-1(c)).
                           (iv) Any litigation which, if determined adversely to a Borrower, would have a material adverse effect on the financial condition of that Borrower.
                  (b)      The Lead Borrower shall:
                           (i)    Add the Administrative Agent as an addressee
on all mailing  lists maintained    by or for any Borrower.
                           (ii) Advise the Administrative Agent promptly following the completion of any physical or cycle count of a Borrower's Inventory and, at the request of the Administrative Agent, provide the Administrative Agent with a copy of the results of that count.
                           (iii) Provide the Administrative Agent , when received by any Borrower, with a copy of any management letter or similar communications from any accountant of that Borrower.
                           (iv)     Provide the Administrative Agent with copies
of all filings, by J. Baker, with
         the Securities and Exchange Commission, when so filed by J. Baker.
                           (v) Provide the Administrative Agent with a copy of each annual forecast when prepared by any Borrower, when so prepared.


         Weekly Reports. Weekly, on Wednesday of each week (as of the then immediately preceding Saturday) the Lead Borrower shall provide the Administrative Agent with the following (each in such form as may be specified from time to time by the Administrative Agent ):
                  (a) A Borrowing Base Certificate (in the form of EXHIBIT 9-4 annexed hereto, as such form may be revised from time to time by the Administrative Agent).
         (b)      A Report of In transit Inventory at Cost (Summary Page Only).
                  (c)      An Accounts Receivable Aging.
Each of such reports shall be sent to the Administrative Agent by facsimile transmission, provided that the original thereof is forwarded to the Administrative Agent on the date of such transmission.

         9-5.     Monthly Reports.
                  (a)   Monthly,   the   Lead   Borrower   shall   provide   the
Administrative Agent with original counterparts of the following (each in such form as the Administrative Agent from time to time may specify):
                           (i)      Within Fifteen (15) days of the end of the
previous month:
                                    (A)      Inventory Certificate (signed by
each Borrowers' President or Chief
                  Financial Officer) concerning the Borrowers' Inventory.
                                   (B)     An aging of the Borrowers' Inventory.
                                    (C) An Open to Buy  Report on which is shown
                  whether   inventory   levels  are   adequate   to  meet  sales
                  projections.
                                    (D)     An Inventory Position Report.
                                    (E)     A Merchandise Analysis Summary by
Hierarchy by Major Account.
                                    (F)     A Report of Year to Date Sales and
Markdowns by Department in Total  and Major Account.
                                    (G)     A Report of Year to Date Damages by
Department in Total.
                           (ii)     Within Thirty (30) days of the end of the
previous month:
                                    (A)  Reconciliations  of the above described
                  Inventory   Reports   and   inventory   Certificate   (Section
                  9-5(a)(i)(A)) to Availability and to the general ledger as of the end of the subject month.
                                    (B)     A Gross Margin Reconciliation and
Inventory/Gross Margin Report.
                                    (C)     A schedule of purchases from the
Borrowers' ten largest vendors (in terms of year to date purchases), which schedule shall be in such form as may be satisfactory to the Administrative Agent and shall include year to date cumulative purchases and an aging of payables to each such vendor.
                       (D)     An aging of the Borrowers' accounts payable.
                       (E)     A Store Activity Report.
                       (F)     A Comparison of Same Store Results by Host Store.
                           (iii)    Within Thirty Five (35) days of the end of
the previous month, an internally
prepared Consolidated financial statement (with consolidating schedules) of the Borrowers' financial condition and the results of its operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement (on Host Store account specific and on a "consolidated" basis), and comparison of same store sales for the corresponding month of the then immediately previous year, as well as to the
Business   Plan,   with  said  balance  sheet  and  income   statement  to  show
amortization, depreciation, and capital expenditures.
                  (b) For purposes of Section 9-5(a), above, the first "previous month" in respect of which the items required by that Section shall be provided shall be April, 1997.

         Quarterly Reports. Reports-Quarterly, within Forty Five (45) days following the end of each of the Borrowers' first three fiscal quarters, the Lead Borrower shall provide the Administrative Agent with an original counterpart of a management prepared consolidated financial statement of J.
Baker (with consolidating schedules) for the period from the beginning of the Borrowers' then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement (on a Key Host Store specific and on a "consolidated" basis), and cash flows and comparisons for the corresponding quarter of the then immediately previous year, as well as to the Business Plan.

         . 7.     Annually, within ninety (90) days following the end of the
Borrowers' fiscal year, the Lead
Borrower shall furnish the Administrative Agent with the following:
                  (a) An original  signed  counterpart  of the J. Baker's annual consolidated financial statement (with consolidating schedules), which statement shall have been prepared by, and bearing the unqualified opinion of, the Borrowers' independent certified public accountants (i.e. said statement shall be "certified" by such accountants). Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows.
                  (b) The following  Consolidated  financial  statements for the
Borrowers for the prior fiscal year (each prepared by the Borrowers' independent accountants: Balance sheet, income statement, statement of changes in stockholders' equity and cash flow.
                  (c) A certificate  of the  Borrowers'  independent  accountant which states that in connection with their preparation of such annual financial statements, such accountants did not note or encounter any fact or circumstance which would lead them to believe that an Event of Default has occurred.

         Officers' Certificates. The Lead Borrower shall cause the Lead Borrower's President, Chief Financial Officer, or other senior officer reasonably acceptable to the Agents, to provide such Person's Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall be in such form as the Administrative Agent reasonably may request concerning (a) the preparation of the subject statement in accordance with GAAP; (b) whether any Suspension Event has occurred (and if so, the details thereof); and (c) calculations to determine whether the Borrowers are in compliance at the date of the subject statement with each of the financial performance covenants included in Section 9-11, below.

         Inventories, Appraisals, and Audits.
                  (a) The Administrative Agent may observe each inventory any cycle count of the Collateral which is undertaken on behalf of any. No Borrower may change the methodology to be followed in connection with the conduct of and reporting on the results of such inventory from the methodology in effect on May 1, 1997.
                  (b) The Administrative Agent contemplates Four (4) commercial finance audits during any Twelve (12) month period during which the within Agreement is in effect, and following the occurrence of any Suspension Event, may conduct additional audits. The Administrative Agent does not contemplate undertaking or requiring any physical inventories, provided, however, the Administrative Agent, following the occurrence of any Suspension Event, may do so.
                  (c) The Administrative Agent from time to time may undertake "mystery shopping" (so-called) visits to all or any of the Borrower's business premises. The Administrative Agent shall provide the Lead Borrower with a copy of any non-company confidential results of such mystery shopping.
                  (d) The Borrowers shall pay the reasonable out-of-pocket costs of all inventory counts, audits, and visits conducted by the Administrative Agent pursuant hereto.

         Additional Financial Information.
                  (a) In addition to all other information required to be provided pursuant to this Article
9, the Lead Borrower promptly shall provide the Administrative Agent (and any guarantor of the Liabilities), with such other and additional information concerning the Borrowers, the Collateral, the operation of the Borrowers'
business, and the Borrowers' financial condition, including original counterparts of financial reports and statements, as the Administrative Agent may from time to time reasonably request from the Lead Borrower.
                  (b) The Lead Borrower may provide the Administrative Agent, from time to time hereafter, with updated Business Plans. In all events, the Lead Borrower, no sooner than Ninety (90) nor later than Sixty (60) days prior to the end of each of the Borrowers' fiscal years, shall furnish the Administrative Agent with an updated and extended Business Plan which shall go out at least through the end of the then next fiscal year and shall include the Borrower's forecast for the subject period covered by such Business Plan. In each event, such updated and extended Business Plans shall be prepared following a methodology which is consistent with the methodology employed in prior Business Plans provided to the Administrative Agent. The Administrative Agent, following the receipt of any of such Business Plans, may, but shall not be under any obligation to, revise the financial performance covenants included on
EXHIBIT 9-11, annexed hereto, provided, however, in the event that the Lead Borrower does not consent to such revisions, the then most recently effective financial performance covenants shall remain in effect for the cognate future periods not then covered by such covenants (e.g., a covenant applicable to January of one year will be applicable to January of the then following year).

         . The Borrower shall observe and comply with those financial performance covenants set forth on EXHIBIT 9-11(a), annexed hereto, certain of which covenants are based on the Business Plan set forth on EXHIBIT 9-11(b), annexed hereto. The Administrative Agent may determine the Borrower's compliance with such covenants based upon financial reports and statements provided by the Borrower to the Lender (whether or not such financial reports and statements are required to be furnished pursuant to the within Agreement) as well as by reference to interim financial information provided to, or developed by, the Administrative Agent.


ARTICLE 10 - EVENTS OF DEFAULT.

         The occurrence of any event described in this Article 10 respectively shall constitute an "Event of Default" herein. Upon the occurrence of any Event of Default described in Section 10-9, any and all Liabilities shall become due and payable without any further act on the part of the Administrative Agent or any Lender. Upon the occurrence of any other Event of Default, any and all Liabilities shall become immediately due and payable, at the option of the Administrative Agent and without notice or demand. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Administrative Agent or any Lender and any Borrower and instruments and papers given the Administrative Agent or any Lender by any Borrower, whether such agreements, instruments, or papers now exist or hereafter arise.

         10-1     Failure to Pay.  The failure by any Borrower to pay when due
(or on demand, if payable on
demand) any payment Liability.

         10-2.    Failure to Perform Liabilities.
                  (a) The failure by any Borrower to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant included in any of the following provisions hereof:

                           Section:                  Relates to:
                           5-4                       Location of Collateral
                           5-5                       Title to Assets
                           5-6                       Indebtedness
                           5-7                       Insurance Policies
                           5-11                      Pay taxes
                           5-20                      Affiliate Transactions
                           5-21                      Additional Assurances
                           Article 7                 Cash Management
                           Article 9                 Financial Reporting
                                                     Requirements and Financial Performance
                                                     Covenants

                  (b) The failure by any Borrower, within Twenty (20) days of the sooner of (i) the Lead Borrower's knowledge of the subject failure or (ii) the Administrative Agent's written notice to the Lead Borrower, to cure that Borrower's failure to promptly, punctually and faithfully perform, discharge, or comply with any covenant or Liability not described in any of Section 10-1 or Subsection 10-2(a), above.

         Misrepresentation.entation-The determination by the Administrative Agent that any representation or warranty at any time made by the Lead Borrower or any Borrower to any Agent or any Lender, was not true or complete in all material respects when given.

         10-4.    Acceleration of Other Debt. Termination of Host Store
Agreements
                  (a)      The occurrence of any event such that
                           (i) any Indebtedness of any Borrower to any creditor other than the Lender could be accelerated, unless, prior to the acceleration of the Liabilities on account of such occurrence, the other creditor duly waives such default and evidence of such written waiver is provided to the Administrative Agent; and/or
                           (ii)  without  the  consent  of  that  Borrower,  any
         Acceptable Host Store Agreement could be terminated , unless such occurrence is immaterial or prior to the acceleration of the Liabilities on account of such occurrence, the subject Host Store duly waives such default and evidence of such written waiver is provided to the Administrative Agent; and/or
                           (iii)    without the consent of that Borrower, any
Host Store Agreement is terminated;
         and/or
                           (iv) the indebtedness of JBAK Canton Realty, Inc. which is secured by the Canton Warehouse could be accelerated, unless, prior to the acceleration of the Liabilities on account of such occurrence, the holder of such indebtedness duly waives such default and evidence of such written waiver is provided to the Administrative Agent.

         Related Party Defaults Defaults-5. Related Party Defaults
                  (a) The occurrence of any event such that the indebtedness of Casual Male under the Casual Male Credit Facility could be accelerated.
                  (b) The entry of an order for relief under the Bankruptcy Code with respect to The Casual
Male.
                  (c) The failure, by the Casual Male, timely to make any payment of the same or similar type as are described in the Definition of "Permitted Distributions" and/or "Permitted Overhead Contributions" herein.
                  (d) The failure of any party thereto to observe and comply with all terms, conditions, and provisions of the Overhead Expense Allocation Protocol (EXHIBIT 5-21(c)) and the Tax Sharing Agreement (EXHIBIT 4-4(f).

         Casualty Loss. Non-Ordinary Course Sales.se The occurrence of any (a) uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral, or (b) sale (other than sales in the ordinary course of business) of any material portion of the Collateral.

         Judgment.  Restraint of Business.
                  (a) The service of process upon any Agent or any Lender or any Participant seeking to attach, by trustee, mesne, or other process, any funds of any of the Borrowers on deposit with, or assets of that Borrower in the possession of, any Agent or any Lender or such Participant.
                  (b)The entry of judgments against the Borrower not fully covered by insurance (subject to a reasonable deductible) aggregating more than $500,000.00, which judgments are not satisfied (if money judgments) or appealed from (with execution or similar process stayed) within Thirty (30) days of their entry, provided, however, the entry of money judgments aggregating in excess of $500,000.00 which are not so timely appealed from (with execution or similar process stayed) or are not so satisfied, shall not constitute an "Event of Default" for so long as, following the entry of such judgments, the amount determined in accordance with Section 1-1(b)(ii), above, is not less than 150% of the aggregate of such judgments.
                  (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by any Borrower of its business in the ordinary course.

         Business Failure. Failure-8The application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person over any material part of any Borrower's property; or the offering by or entering into by any Borrower of any arrangement seeking relief from or extension of that Borrower's debts.

         Bankruptcy. The entry of an order for relief or similar order with respect to any Borrower in any proceeding pursuant to The Bankruptcy Code; and the filing of any pleading against any Borrower initiating any matter in which that Borrower is or may be granted any relief from its debts pursuant to the Bankruptcy Code or any insolvency procedure, which pleading is not timely contested, or if timely contested, is not dismissed within Thirty (30) days of having been filed.
          Indictment - Forfeiture. The indictment of, or institution of any legal process or proceeding against, any Borrower, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of more than a de minimus part of the property of the Borrowers and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by that Borrower of its business in the ordinary course.


         Default by Guarantor or Related Entity. The occurrence of any event described in Section 10-8 or 10-9 with respect to any guarantor of the Liabilities, or the occurrence of any of such events with respect to any parent, subsidiary, or Related Entity.

         Challenge to Loan Documents. (a) Any challenge by or on behalf of the Lead Borrower or any Borrower to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.
                  (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

         13.    Change in Control.
                  (a) Except as permitted herein, any change in the ownership of the capital stock of the Borrowers such that the holders of 100% of the capital stock of each of the Borrowers, at May 1, 1997 are not the holders of 100% of such capital stock thereafter.
                  (b)      Any Change in Control with respect to J. Baker.


 .RTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT

         Upon the occurrence of any Event of Default and at any time thereafter, the Administrative Agent shall have the following rights and remedies in addition to all rights, remedies, powers, privileges, and discretions available to the Administrative Agent prior to such occurrence.

         Rights of Enforcement. The Administrative Agent shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Administrative Agent shall have all and each of the following rights and remedies:
                  (a) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.
                  (b) To take possession of all or any portion of the Collateral.
                  (c) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Administrative Agent deems advisable and with or without the taking of possession of any of the Collateral.
                  (d) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral.
                  (e) To apply the Receivables Collateral or the proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.
                  (f) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

         2.     Sale of Collateral
                  (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such reasonable manner as the Administrative Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Administrative Agent's disposition of the Collateral.
                  (b) The Administrative Agent, in the reasonable exercise of the Administrative Agent's rights and remedies upon default, may conduct one or more going out of business sales, in the Administrative Agent's own right or by one or more Administrative Agents and contractors. To the extent permitted by the subject landlord or Host Store, such sale(s) may be conducted upon any premises owned, leased, or occupied by any Borrower. The Administrative Agent and any such Administrative Agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Administrative Agent or such Administrative Agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and reasonable expense incurred in their disposition) shall be the sole property of the Administrative Agent or such Administrative Agent or contractor and neither any Borrower nor any Person claiming under or in right of any Borrower shall have any interest therein.
                  (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Administrative Agent shall provide the Borrower with such notice as may be practicable under the circumstances), the Administrative Agent shall give the Lead Borrower at least seven (7) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Borrower agrees that such written notice shall satisfy all requirements for notice to that Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Administrative Agent's rights and remedies upon default.
                  (d) Any Agent and any Lender may purchase the Collateral, or any portion of it at any sale held under this Article.
                  (e) The Administrative Agent shall apply the proceeds of any exercise of the Administrative Agent's Rights and Remedies under this Article 11 towards the Liabilities in such manner, and with such frequency, as the Administrative Agent reasonably determines.

         Occupation of Business Location.LocIn connection with the Administrative Agent's exercise of the Administrative Agent's rights under this
Article 11, the Administrative Agent, to the extent permitted by the subject landlord or Host Store, may enter upon, occupy, and use any premises owned or occupied by each Borrower, and may exclude each Borrower from such premises or portion thereof as may have been so entered upon, occupied, or used by the Administrative Agent . The Administrative Agent shall not be required to remove any of the Collateral from any such premises upon the Administrative Agent's taking possession thereof, and may render any Collateral unusable to all Borrowers. In no event shall the Administrative Agent be liable to any Borrower for use or occupancy by the Administrative Agent of any premises pursuant to this Article 11, nor for any charge (such as wages for a Borrower's employees and utilities) incurred in connection with the Administrative Agent's exercise of the Administrative Agent's Rights and Remedies.

         Grant of Nonexclusive License. LiceEach Borrower hereby grants to the Administrative Agent a royalty free nonexclusive irrevocable license to use, apply, and affix any trademark, tradename, logo, or the like in which that Borrower now or hereafter has rights, such license being with respect to the Administrative Agent's exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

         Assembly of Collateral.llatThe Administrative Agent may require the Borrowers to assemble the Collateral and make it available to the Administrative Agent at the Borrowers' sole risk and expense at a place or places which are reasonably convenient to both the Administrative Agent and Borrowers.

         Rights and Remedies.RemedieThe rights, remedies, powers, privileges, and discretions of the Administrative Agent hereunder (herein, the " Administrative Agent's Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Administrative Agent in exercising or enforcing any of the Administrative Agent's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Administrative Agent of any Event of Default or of any default under any other agreement with the Administrative Agent shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Administrative Agent's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Administrative Agent and any person, at any time, shall preclude the other or further exercise of the Administrative Agent's Rights and Remedies. No waiver by the Administrative Agent of any of the Administrative Agent's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Administrative Agent's Rights and Remedies and all of the Administrative Agent's rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Administrative Agent at such time or times and in such order of preference as the Administrative Agent in its sole discretion may determine. The Administrative Agent's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.



ARTICLE 12 - NOTICES.

         Notice Addresses. All notices, demands, and other communications made in respect of this Agreement (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to the Administrative Agent:     GBFC, Inc.
                                            40 Broad Street
                                            Boston, Massachusetts 02109
                                            Attention:       Ms Elizabeth Ratto
                                                              Vice President
                                            Fax          :    617 422-6245

         With a copy to:            Riemer & Braunstein
                                            Three Center Plaza
                                            Boston, Massachusetts  02108
                                            Attention: Richard B. Jacobs Esq.
                                            and David S. Berman, Esq.
                                            Fax        : 617 723-6831

If to the Lead Borrower or
         Any Borrower:                      JBI, Inc.
                                            555 Turnpike Street
                                            Canton, Massachusetts 02021
                                            Attention: Mr. Philip Rosenberg
                                            Fax        : 617 821-4867

         With a copy to:            Goodwin, Procter & Hoar LLP
                                            Exchange Place
                                            Boston, Massachusetts 02109
                                            Attention: Raymond C. Zemlin, P.C.
                                            Fax       : 617 523-1231


         Notice Given. (a) Notices shall be deemed given at the sooner of when actually received or (i) if by mail: Three (3) days following deposit in the United States mail, postage prepaid; (ii) By overnight express delivery: the Business Day following the day when sent; (iii) By hand: If delivered on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, when delivered (otherwise, at the opening of the then next Business Day); and (iv) By Facsimile transmission: If sent on a Business Day after 9:00 AM and no later than Three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent (otherwise, at the opening of the then next Business Day).
                  (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.


ARTICLE 13 - TERM.RTICLE 13 - TERM

         Termination of Revolving Credit.g CThe Revolving Credit shall remain in effect (subject to suspension as provided in Section 1-8(d), above) until the Termination Date.

         Effect of Termination. Upon the termination of Revolving Credit, the Borrowers shall pay to the Administrative Agent (whether or not then due), in immediately available funds, all then Liabilities. All provisions of this Agreement, other than any which place an obligation on any Agent or any Lender to make loans or provide financial accommodations under the Revolving Credit or otherwise, shall remain in full force and effect until all Liabilities shall have been paid and provided for in full.

ARTICLE 14 - GENERAL.

         Protection of Collateral.llThe Administrative Agent has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Administrative Agent and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent may include reference to all or any of the Borrowers (and may utilize any logo or other distinctive symbol associated with any of the Borrowers) in connection with any advertising, promotion, or marketing undertaken by the Administrative Agent .

         Successors and Assigns. AssThis Agreement shall be binding upon the Lead Borrower, each Borrower, and their respective representatives, successors, and assigns and shall enure to the benefit of each Agent and each Lender and the respective successors and assigns of each provided, however, no trustee or other fiduciary appointed with respect to the any Borrower or any shall have any rights hereunder. In the event that any Agent or any Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

         Severability.rabilAny determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

         Amendments.  Course of Dealing.
                  (a) The Loan Documents incorporate all discussions and negotiations between the parties concerning the matters included therein. No such discussions and negotiations, nor any custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure to give notice to the Lead Borrower or any Borrower of that Person's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document.
                  (b) The Lead Borrower and any Borrower may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, with the express prior written consent of the Administrative Agent . No consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver.

         Power of Attorney. All powers conferred upon the Administrative Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Administrative Agent.

         Application of Proceeds. The proceeds of any disposition of the Collateral and of any other payments received on account of the Liabilities shall be applied toward the Liabilities in such order and manner as the Administrative Agent determines in its reasonable discretion. Each Borrower shall remain liable for any deficiency remaining following such application.

         Costs and Expenses of Agents and Lenders. LeThe Borrowers shall pay on demand all Costs of Collection and all reasonable out-of-pocket expenses of each Agent and each Lender and any Participant in connection with the preparation, execution, and delivery of this Agreement and of any other Loan Documents, whether now existing or hereafter arising, and all other reasonable out-of-pocket expenses which may be incurred by each Agent and by and each Lender and any Participant in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities. The Borrowers specifically authorize the Administrative Agent to pay all such fees and expenses and in the Administrative Agent's reasonable discretion, to add such fees and expenses to the Loan Account.

         .4-8. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished any Agent or any Lender may be reproduced by that Person or by the Administrative Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and that Person may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

         Massachusetts Law.etts Law-This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts.

         Consent to Jurisdiction. All legal matters which relate to the relationship contemplated by the Loan Documents may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Administrative Agent may elect in the Administrative Agent's reasonable discretion. The Lead Borrower and each Borrower submits to the jurisdiction of said courts.

         Indemnification.fiThe  Lead  Borrower  and each  Borrower  respectively shall indemnify, defend, and hold the each Agent and each Lender and any Participant and any employee, officer, or Administrative Agent of any of the foregoing (each, an "Indemnified Person") harmless of and from any claim brought or threatened against any Indemnified Person by the Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the relationship of the Lead Borrower and the Borrowers or of any other guarantor or endorser of the Liabilities with any Agent or any Lender and/or any syndication, by any Agent or any Lender of all or any part of the credit facility contemplated hereby (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Administrative Agent's selection, but at the expense of the Borrowers) other than any claim as to which a final determination is made in a judicial proceeding (in which the Administrative Agent and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in bad faith or in willful misconduct. The within indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Administrative Agent in favor of the Lead Borrower or any Borrower.

         Rules of Construction. (a) Words in the singular include the plural and words in the plural include the singular.
                  (b) The words: "includes" and "including" are not limiting; "may not" are prohibitive and not permissive; and "or" is not exclusive.
         (c) References to "herein", "hereof", and "within" are to this entire Loan Agreement and not merely the provision in which such reference is included.
         (d) Except as otherwise specifically provided, all references to time are to Boston time.

         Intent. It is intended that:
                  (a)      This Agreement take effect as a sealed instrument.
                  (b) The scope of the security interests created by this Agreement be broadly construed in favor of the Administrative Agent.
                  (c) The security interests created by this Agreement secure all Liabilities, whether now existing or hereafter arising.

         Maximum Interest Rate. Regardless of any provision of any Loan Document, none of any Agent or any Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by applicable law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

         15.       Waivers
                  (a) The Lead Borrower and each Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Subsection 14-15(b), below, knowingly, voluntarily, and intentionally, and understands that each Agent and each Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrowers as provided herein, whether not or in the future, is relying on such waivers.
                  (b) THE LEAD BORROWER AND EACH BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:
                  (i) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH ANY AGENT OR ANY LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY AGENT OR ANY LENDER OR IN WHICH ANY AGENT OR ANY LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE LEAD BORROWER OR ANY BORROWER OR ANY OTHER PERSON AND ANY AGENT OR ANY LENDER (AND EACH AGENT AND EACH LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).
             (ii)     Any claim to consequential, special, or punitive damages.

                                             The Lead Borrower
                                              JBI, INC.


                                              By/s/Philip Rosenberg
                                              Print Name:  Philip Rosenberg
                                              Title: Executive Vice President

The Borrowers

JBI, INC.                                     MORSE SHOE, INC.

By /s/Philip Rosenberg                         By/s/Philip Rosenberg
Print Name: Philip Rosenberg                   Print Name: Philip Rosenberg
Title: Executive Vice President                Title: Executive Vice President

JBI HOLDING COMPANY, INC.

By /s/Philip Rosenberg

Print Name: Philip Rosenberg

Title: Executive Vice President

The Administrative Agent                  The Co-Agent
GBFC, INC.                                FLEET NATIONAL BANK


By/s/Elizabeth Ratto                    By /s/Richard Seufert

Print Name:_________________________      Name____________________________

Title:________________________________    Title____________________________


                                         The
                                         Lenders
                                         GBFC,
                                         INC


                                          By /s/Elizabeth Ratto

                                          Print Name:__________________________

                                          Title:_______________________________


                                           FLEET NATIONAL BANK


                                           By/s/Richard Seufert

                                           Print Name:_________________________

                                           Title:______________________________